                                                                    EXHIBIT 2.1



                    ---------------------------------------


                            STOCK PURCHASE AGREEMENT



                                  BY AND AMONG



                                GERALD HARRISON,

                                 GEORGE PURDIE,

                                 NEIL CAMPBELL,

                                  DAVID BURNS,

                               OLIVEIRA LIMITED,

                                DORMERA LIMITED,

                               BALMEDIE LIMITED,

                                LARLANE LIMITED,


                                      AND


                            EAGLE GEOPHYSICAL, INC.


                    ---------------------------------------


                            Dated as of June 2, 1997

                               TABLE OF CONTENTS


1.       Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 1.1      Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 1.2      Certain Additional Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

2.       Purchase and Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

3.       Closing; Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 3.1      Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 3.2      Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

4.       Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 4.1      Representations and Warranties of the Sellers and the Guarantors  . . . . . . . . . . . . .   5
                                  (a)  Due Organization, Good Standing and Power of Sellers . . . . . . . . . . . . .   5
                                  (b)  Due Organization, Good Standing and Power of the Company and the
                                       Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
                                  (c)  Validity of Agreement; Capitalization  . . . . . . . . . . . . . . . . . . . .   5
                                  (d)  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                                  (e)  No Approvals or Notices Required; No Conflict with Instruments . . . . . . . .   7
                                  (f)  Financial Information and Absence of Certain Changes . . . . . . . . . . . . .   7
                                  (g)  Title to Properties; Absence of Liens and Encumbrances . . . . . . . . . . . .   9
                                  (h)  Contracts, Permits and Other Data  . . . . . . . . . . . . . . . . . . . . . .   9
                                  (i)  Defects  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                                  (j)  Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                                  (k)  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                                  (l)  Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                                  (m)  Conduct of Business in Compliance with Regulatory and Contractual
                                       Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                                  (n)  Certain Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                                  (o)  Environmental, Health and Safety Compliance  . . . . . . . . . . . . . . . . .  11
                                  (p)  Inventories  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                                  (q)  Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                                  (r)  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                                  (s)  Additional Information . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                                  (t)  Labor Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                                  (u)  Employee Benefit Plans and Arrangements  . . . . . . . . . . . . . . . . . . .  13
                                  (v)  Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . .  15
                                  (w)  U.S. Assets and Revenues . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                                  (x)  Investment Representations . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                                  (y)  Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                 4.2      Representations and Warranties of Buyer . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                                  (a)  Due Organization; Good Standing and Power  . . . . . . . . . . . . . . . . . .  17
                                  (b)  Authorization and Validity of Agreement  . . . . . . . . . . . . . . . . . . .  17
                                  (c)  No Conflict with Instruments   . . . . . . . . . . . . . . . . . . . . . . . .  17
                                  (d)  Authorized Capital; Buyer Stock  . . . . . . . . . . . . . . . . . . . . . . .  18
                                  (e)  Certain Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                                  (f)  Financial Information and Absence of Certain Changes . . . . . . . . . . . . .  18
                                  (g)  Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                                  (h)  Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                                  (i)  Current Ownership of Company Shares  . . . . . . . . . . . . . . . . . . . . .  20
                 4.3      Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . .  20

5.       Agreements and Covenants of the Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 5.1      Access to Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 5.2      Conduct of Operations Pending Closing . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 5.3      Conduct of Operations of Buyer Pending Closing  . . . . . . . . . . . . . . . . . . . . . .  22
                 5.4      Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 5.5      Restrictions on Transfer of  Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

6.       Conditions to Closing, Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 6.1      Buyer's Conditions to Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                                  (a)  Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . .  23
                                  (b)  Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                                  (c)  Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                                  (d)  Public Offering  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                                  (e)  Third Party Consents and Approvals . . . . . . . . . . . . . . . . . . . . . .  24
                                  (f)  Absence of Restraint . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                                  (g)  Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 6.2      Sellers' and Guarantors' Conditions to Closing  . . . . . . . . . . . . . . . . . . . . . .  24
                                  (a)  Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . .  25
                                  (b)  Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                                  (c)  Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                                  (d)  Public Offering  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                                  (e)  Cancellation of Seitel Warrant . . . . . . . . . . . . . . . . . . . . . . . .  25
                                  (f)  Absence of Restraint . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                                  (g)  Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 6.3      Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

7.       Deliveries at Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 7.1      Mutual Deliveries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                                  (a)  Employment Agreement Amendments  . . . . . . . . . . . . . . . . . . . . . . .  26
                                  (b)  Termination of Shareholders Agreement  . . . . . . . . . . . . . . . . . . . .  26
                 7.2      Deliveries by Buyer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 7.3      Deliveries by Sellers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

8.       Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 8.1      Indemnification by the Sellers and the Guarantors . . . . . . . . . . . . . . . . . . . . .  27
                 8.2      Indemnification by Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

                 8.3      Limits on Indemnification Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 8.4      Indemnification Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 8.5      Time Limits on Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 8.6      Appointment of Seller Representative  . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

9.       Guarantees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 9.1      Harrison Guarantee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 9.2      Purdie Guarantee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 9.3      Campbell Guarantee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 9.4      Burns Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

10.      Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 10.1     Payment of Certain Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 10.2     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 10.3     Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 10.4     Binding Effect; Benefit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 10.5     Assignability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 10.6     Amendment; Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 10.7     Section Headings; Index . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 10.8     Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 10.9     Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 10.10    Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 10.11    References  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 10.12    Dispute Resolution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                                  (a)  Good Faith Negotiations  . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                                  (b)  Mediation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                                  (c)  Arbitration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                                  (d)  Consent to Jurisdiction; Venue . . . . . . . . . . . . . . . . . . . . . . . .  34
                 10.13    Public Announcements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

                         LIST OF EXHIBITS TO AGREEMENT


Exhibit 1                 -       Allocation of Purchase Price

Exhibit 2                 -       Warrant Cancellation Agreement

Exhibit 3                 -       Employment Agreement Amendments

Exhibit 4                 -       Burns Employment Agreement

Exhibit 5                 -       Termination of Shareholders Agreement

Exhibit 6                 -       Opinion of Counsel to Buyer

Exhibit 7                 -       Opinions of Counsel to Sellers, Guarantors
                                  and Company

                           STOCK  PURCHASE  AGREEMENT


         This Stock Purchase Agreement (this "Agreement") is made and entered into as of June 2, 1997 by and among Oliveira Limited, an Isle of Man corporation ("Oliveira"), Dormera Limited, an Isle of Man corporation ("Dormera"), Balmedie Limited, an Isle of Man corporation ("Balmedie"), Larlane Limited, an Isle of Man corporation ("Larlane, and collectively with Oliveira, Dormera and Balmedie, the "Sellers," or individually, a "Seller"), Gerald Harrison ("Harrison"), George Purdie ("Purdie"), Neil Campbell ("Campbell") and David Burns ("Burns," and collectively with Harrison, Purdie and Campbell, the "Guarantors" and individually, a "Guarantor") and Eagle Geophysical, Inc., an Delaware corporation ("Buyer").


                                   RECITALS:

         1. The Sellers own 81% of the issued and outstanding ordinary shares of US$0.001 (the "Shares") of Energy Research International, a Cayman Islands corporation (the "Company"), which is engaged in the offshore seismic data acquisition business (the "Business"), and Buyer, or its ultimate parent corporation, owns the other 19% of the issued and outstanding Shares of the Company; and

         2. Oliveira desires to sell to Buyer 15,667 Shares, Dormera desires to sell to Buyer 15,666 Shares, Balmedie desires to sell to Buyer 15,667 Shares, Larlane desires to sell to Buyer 3,000 Shares, and Buyer desires to acquire from the Sellers such 50,000 Shares (the "Purchased Shares"), so that Buyer will own all of the issued and outstanding Shares of the Company, in consideration of the payment by Buyer of the purchase price provided for herein, all upon the terms and subject to the conditions hereinafter set forth;

         3. The sale and purchase of the Purchased Shares contemplated herein will occur simultaneously with the consummation of an initial public offering of shares of common stock by Buyer, and the sale and purchase contemplated hereby is conditioned upon the consummation of such public offering as set forth herein; and

         4. Harrison is the owner of all of the issued and outstanding shares of Oliveira, Purdie is the owner of all of the issued and outstanding shares of Dormera, Campbell is the owner of all of the issued and outstanding shares of Balmedie, and Burns is the owner of all of the issued and outstanding shares of Larlane. The Guarantors join in the execution of this Agreement for the purpose of guaranteeing the obligations of the Sellers hereunder and for the purpose of making certain representations and warranties to and covenants and agreements with Buyer.


                                   AGREEMENT

         In consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions of the parties contained herein, it is hereby agreed as follows:

1.       Definitions.

         1.1 Defined Terms. As used in this Agreement, each of the following terms has the meaning given it below:

                 "affiliate" means, with respect to any person, any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person.

                 "Applicable Law" means any statute, law, rule or regulation or any judgment, order, writ, injunction or decree of any Governmental Entity to which a specified person or property is subject.

                 "Code" means the Internal Revenue Code of 1986, as amended and in effect on the Closing Date.

                 "Employee Warrants" means the warrants to purchase 5,555 Shares each granted to Harrison, Purdie and Campbell evidenced by Warrant Certificates Nos. W-002, W-003 and W-004 dated July 3, 1996.

                 "Encumbrances" means liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, restrictions (whether on voting, sale, transfer, disposition or otherwise), easements, licenses, sublicenses and other encumbrances of every type and description, whether imposed by law, agreement, understanding or otherwise.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                 "Governmental Entity" means any court or tribunal in any jurisdiction (domestic or foreign) or any public, governmental or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality (domestic or foreign).

                 "Horizon Pension Plan" means the pension plan dated April 1, 1994 of Horizon Exploration Limited, a copy of which has been provided by Sellers to Buyer.

                 "Intellectual Property" means patents, trademarks, service marks, trade names, copyrights, trade secrets, know-how, inventions, and similar rights, and all registrations, applications, licenses and rights with respect to any of the foregoing.

                 "Permits" means licenses, permits, franchises, consents, approvals and other authorizations of or from any Governmental Entity.

                 "Permitted Liens" means (i) liens for ad valorem Taxes not yet due and payable or (ii) materialman's, mechanic's, repairman's, employee's, contractor's, operator's or other similar liens, encumbrances or charges arising in the ordinary course of business incidental to construction, maintenance or operation of the Company's or Subsidiary's assets, securing obligations not yet due.

                 "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization or Governmental Entity.

                 "Proceedings" means all proceedings, actions, claims, suits, investigations and inquiries by or before any arbitrator or Governmental Entity.

                 "reasonable best efforts" means a party's best efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Subsidiary" means any corporation more than 30 percent of whose outstanding voting securities, or any partnership, joint venture, or other entity more than 30 percent of whose total equity interests is owned, directly or indirectly, by the Company.

                 "Taxes" means any income taxes or similar assessments or any sales, excise, occupation, use, ad valorem, property, production, severance, transportation, employment, payroll, franchise or other tax imposed by any United States federal, state or local, or any foreign or provincial, taxing authority, including any interest, penalties or additions attributable thereto.

                 "Tax Return" means any return or report, including any related or supporting information, with respect to Taxes.

                 "United Kingdom Accounting Standards" means generally accepted accounting principles in the United Kingdom as in effect on the date of this Agreement.

                 "U.S. GAAP" means generally accepted accounting principles in the United States as in effect on the date of this Agreement.

         1.2 Certain Additional Defined Terms. In addition to such terms as are defined in Section 1.1, the following terms are used in this Agreement as defined in the Sections of this Agreement referenced opposite such terms:

         Defined Terms                                 Reference
         -------------                                 ---------
         Agreement                                     Preamble
         Audited Financial Statements                  Section 4.1(f)
         Business                                      Recital 1
         Burns Employment Agreement                    Section 7.1(a)
         Buyer                                         Preamble
         Buyer Stock                                   Section 3.2
         Buyer's Audited Financial Statements          Section 4.2(f)
         Buyer's Financial Statements                  Section 4.2(f)
         Buyer's Latest Balance Sheet                  Section 4.2(f)
         Buyer's Representatives                       Section 5.1(a)
         Buyer's Unaudited Financial Statements        Section 4.2(f)

         Claim                                         Section 8.4(a)
         Closing                                       Section 3.1
         Closing Date                                  Section 3.1
         Company                                       Recital 1
         Damages                                       Section 8.1
         Dispose of                                    Section 5.5
         Dispute                                       Section 10.12
         Disputing Parties                             Section 10.12
         EHL                                           Section 7.1(a)
         Employment Agreement Amendments               Section 7.1(a)
         Environmental Laws                            Section 4.1(o)
         Financial Statements                          Section 4.1(f)
         Guarantors                                    Preamble
         Hazardous Material                            Section 4.1(o)
         Indemnified Party                             Section 8.4(a)
         Indemnifying Party                            Section 8.4(a)
         Latest Balance Sheet                          Section 4.1(f)
         Pledged Stock                                 Section 8.7
         Public Offering                               Section 6.1(d)
         Purchase Price                                Section 3.2
         Purchased Shares                              Recital 2
         Restricted Stock                              Section 5.5
         Security Agreement - Pledge                   Section 7.1(d)
         Sellers                                       Preamble
         Seller Stock                                  Section 5.5
         Sellers' Representatives                      Section 5.1(b)
         Seitel                                        Section 6.2(e)
         Seitel Warrants                               Section 6.2(e)
         Shareholders Agreement                        Section 7.1(b)
         Shares                                        Recital 1
         Termination of Registration Rights Agreement  Section 7.1(c)
         Termination of Shareholders Agreement         Section 7.1(b)
         Unaudited Financial Statements                Section 4.1(f)
         Warrant Cancellation Agreement                Section 6.2(e)

2. Purchase and Sale. Subject to the terms and conditions of this Agreement, Sellers shall sell and deliver to Buyer and Buyer shall purchase from Sellers all of the Purchased Shares, free and clear of all Encumbrances.

3.       Closing; Purchase Price.

         3.1 Closing Date. The closing of the transactions provided for in this Agreement (the "Closing") shall take place at the offices of Brown & Wood, LLP, One World Trade Center, New York, New York, contemporaneously with the closing of the Public Offering. The date on which the Closing takes place is herein referred to as the "Closing Date".

         3.2 Purchase Price. The aggregate purchase price (the "Purchase Price") for the Purchased Shares shall consist of six hundred thousand (600,000) shares of common stock, $0.01 par value, of Buyer (the "Buyer Stock"), which shall be issued to Sellers at the Closing and one hundred U.S. dollars (U.S.$100.00). The number of shares of Buyer Stock issuable to each Seller and the amount of cash payable to each Seller are set forth beside such Seller's name on Exhibit 1. At the Closing, Buyer shall deliver share certificates representing the appropriate number of shares of Buyer Stock to each Seller and a check in the appropriate amount payable to each Seller. Sellers acknowledge and agree that the allocation of the Purchase Price among them as set forth on Exhibit 1 is the sole responsibility of the Sellers, and Buyer shall have no obligation or other responsibility with respect to such allocation.


4.       Representations and Warranties.

         4.1 Representations and Warranties of the Sellers and the Guarantors. The Sellers and the Guarantors, jointly and severally, represent and warrant to Buyer, as of the date hereof and as of the Closing Date, as follows:

                 (a) Due Organization, Good Standing and Power of Sellers. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the Isle of Man. Each Seller has the corporate power and authority to own, lease and operate its assets and to conduct its business as now conducted. Each Seller is duly authorized, qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which its right, title or interest in or to its assets, or the conduct of its business, requires such authorization, qualification or licensing, except where the failure to so qualify or to be in good standing in such other jurisdictions would not have a material adverse effect on any of the assets, the business or the results of operations of such Seller. No actions or Proceedings to dissolve any Seller are pending.

                 (b) Due Organization, Good Standing and Power of the Company and the Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Cayman Islands. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its Subsidiaries has the corporate power and authority to own, lease and operate its assets and to conduct its business as now conducted. Each of the Company and its Subsidiaries is duly authorized, qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which its right, title or interest in or to its assets, or the conduct of its business, requires such authorization, qualification or licensing, except where the failure to so qualify or to be in good standing in such other jurisdictions would not have a material adverse effect on any of the assets, the business or the results of operations of the Company or such Subsidiary. No actions or Proceedings to dissolve the Company or any Subsidiary are pending. The Company has delivered to Buyer true and complete copies of the minute books and stock transfer books of the Company and each Subsidiary.

                 (c) Validity of Agreement; Capitalization. This Agreement has been duly executed and delivered by the Sellers and the Guarantors and constitutes a legal, valid and binding obligation of each of them, enforceable against them in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and by general equity principles. The Company's authorized capital consists of U.S.$900,000.00 divided into 900,000,000 ordinary shares of U.S.$0.001 each, of which 61,728 shares are issued and outstanding. The Purchased Shares have been duly authorized and validly issued, are fully paid and nonassessable, have not been issued in violation of any preemptive or similar rights, and have been issued in compliance with all Applicable Laws. The Purchased Shares, together with the Shares already owned of record by Buyer or its ultimate parent corporation, constitute all shares of the outstanding capital stock of the Company. There are (and as of the Closing Date there will be) outstanding (i) no shares of capital stock or other voting securities of the Company other than the 11,728 ordinary shares already owned of record by Buyer or its ultimate parent corporation and the ordinary shares set forth on Schedule 4.1(c), (ii) no securities of the Company convertible into or exchangeable for shares of the capital stock or other voting securities of the Company, (iii) no options or other rights to acquire from the Company, and no obligation of the Company to issue or sell, any shares of its capital stock or other voting securities (other than the Seitel Warrants and the Employee Warrants, which are to be cancelled upon consummation of the transactions contemplated herein), or any securities of the Company convertible into or exchangeable for such capital stock or voting securities, (iv) no equity equivalents, interest in the ownership or earnings, or other similar rights of or with respect to the Company, and (v) no shares of any entity other than the Subsidiaries owned by the Company. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any shares, securities, options, equity equivalents, interests or rights. Each Seller is the record and beneficial owner of good, valid and marketable title to the number of Shares set forth opposite the name of such Seller on Schedule 4.1(c), free and clear of all Encumbrances. Upon consummation of the transactions contemplated hereby, Buyer will acquire good, valid and marketable title to, the Purchased Shares, free and clear of all Encumbrances, other than (i) those that may arise by virtue of any actions taken by or on behalf of Buyer or its affiliates, or (ii) restrictions on transfer that may be imposed by Applicable Law.

                 (d)  Subsidiaries.

                          (i)  The Company does not own, directly or
                 indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any other person, other than the Subsidiaries. Schedule 4.1(d) lists each Subsidiary, the jurisdiction of incorporation or formation of each Subsidiary and the authorized (in the case of capital stock) and outstanding capital stock or other equity interests of each Subsidiary.

                          (ii) Except as otherwise indicated on Schedule 4.1(d), all the outstanding capital stock or other equity interests of each Subsidiary are owned directly or indirectly by the Company, free and clear of all Encumbrances. All of the issued and outstanding shares of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, have not been issued in violation of any preemptive or similar rights, and have been issued in compliance with all Applicable Laws.

                          (iii) Except as set forth on Schedule 4.1(d), there are (and as of the Closing Date there will be) outstanding (A) no shares of capital stock or other voting securities of any Subsidiary, (B) no securities of the Company or any Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities of any Subsidiary, (C) no options or other rights to acquire from the Company or any Subsidiary, and no obligation of the Company or any Subsidiary to issue or sell, any shares of capital stock or other voting securities of any Subsidiary or any securities convertible into or exchangeable for such capital stock or voting securities, and
                 (D) no equity equivalents, interests in the ownership or earnings, or other similar rights of or with respect to any Subsidiary. As of the Closing Date there will be (and, except as disclosed on Schedule 4.1(d), there are) no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any of the foregoing shares, securities, options, equity equivalents, interests or rights.

                 (e) No Approvals or Notices Required; No Conflict with Instruments. Except as described in Schedule 4.1(e) hereto, the execution, delivery and performance of this Agreement by the Sellers and the Guarantors and the consummation by them of the transactions contemplated hereby (i) will not violate (with or without the giving of notice or the lapse of time or both) or require any consent, approval, filing or notice under, any provision of any Applicable Law, and (ii) will not result in the creation of any Encumbrance on the Shares under, conflict with, or result in the breach or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of the Sellers, the Guarantors, or the Company under, or result in the creation of an Encumbrance upon any portion of the assets of the Company or any Subsidiary pursuant to, the Certificate of Incorporation, Articles of Association, or other charter documents of the Company or any Subsidiary, or any indenture, mortgage, deed of trust, lease, licensing agreement, contract, instrument or other agreement to which the Sellers, the Guarantors, the Company, or any Subsidiaries are a party or by which any of them or any of their assets is bound or affected other than violations of and defaults under the agreements governing the existing indebtedness of the Company and/or its Subsidiaries owed to The Bank of N.T. Butterfield & Son Ltd. that will arise from or be caused by the transactions contemplated hereby (which indebtedness is intended to be repaid with proceeds from the Public Offering). Except as set forth in the Shareholders Agreement (which will be terminated at the Closing), the Purchased Shares are transferable and assignable to Buyer as contemplated by this Agreement without the waiver of any right of first refusal or the consent of any other party being obtained, and there exists no preferential right of purchase in favor of any person with respect to any of the Shares or the Business or any stock of any of the Subsidiaries or any of the assets of the Company or any Subsidiary.

                 (f)  Financial Information and Absence of Certain Changes.
         The Company has delivered to Buyer accurate and complete copies of (i) the audited balance sheets of the Company, as of December 31, 1996, December 31, 1995, and December 31, 1994 and the related audited statements of profit and loss and cash flows for each of the years then ended, and the notes and schedules thereto, prepared in conformity with U.S. GAAP, together with the unqualified reports thereon of KPMG, independent public accountants (the "Audited Financial Statements") and (ii) the unaudited balance sheet of the Company as of March 31, 1997 (the "Latest Balance Sheet"), and the related unaudited statements of profit and loss and cash flows for the three month period then ended (together with the Latest Balance Sheet, the "Unaudited Financial Statements," and the Unaudited Financial Statements together with the Audited Financial Statements being referred to herein collectively as the "Financial Statements"). The Financial Statements (i) represent actual bona fide transactions, (ii) have been prepared from the books and records of the Company and its Subsidiaries in conformity with U.S. GAAP, applied on a basis consistent with preceding years throughout the periods involved, except that the Unaudited Financial Statements are not accompanied by notes or other textual disclosure required by U.S. GAAP, and (iii) accurately, completely and fairly present the financial position of the Company and its Subsidiaries as of the respective dates thereof and their results of operations and cash flows for the periods then ended, except that the Unaudited Financial Statements are subject to normal year-end adjustments consistent with past practice, which will not be material in the aggregate. Neither the Company nor any Subsidiary has any liability or obligation, whether accrued, absolute, contingent, or otherwise, except for trade payables incurred in the ordinary course of business since the date of the Latest Balance Sheet or as set forth on the Latest Balance Sheet or on Schedule 4.1(f). Except as disclosed on Schedule 4.1(f), since the date of the Latest Balance Sheet, there has not been nor will there be any change in the assets, liabilities, financial condition, or operations of the Company and its Subsidiaries from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate have had or will have a material adverse effect on such assets, liabilities, financial condition, or operations. Without limiting any of the foregoing, since December 31, 1996, except as disclosed on Schedule 4.1(f) or as expressly contemplated herein, neither the Company nor any Subsidiary has:

                          (i) incurred or become subject to, or agreed to incur or become subject to, any obligation or liability, absolute or contingent, except current liabilities incurred in the ordinary course of business;

                          (ii) mortgaged, pledged, or subjected to any Encumbrance (or agreed to do so with respect to) any of its assets, or discharged or satisfied any Encumbrance, or paid or satisfied any obligation or liability other than in the ordinary course of business and consistent with past practice;

                          (iii) sold or transferred, or agreed to sell or transfer, any of its assets, or cancelled or agreed to cancel, any debts due it or claims therefor, except, in each case, for full consideration and in the ordinary course of business;

                          (iv) engaged in any transactions adversely affecting the Business or its assets or suffered any extraordinary losses or waived any rights of substantial value not in the ordinary course of business;

                          (v) purchased or agreed to purchase any securities, bonds, or any other capital stock or assets of any other entity with cash or liquid assets, or used cash or liquid assets to incur debts, for matters not within the ordinary course of business or not for appropriate corporate purposes;

                          (vi) increased any salaries or granted or agreed to grant, or paid, or agreed to pay, any bonus, loan, incentive payment or other item of value or made any other similar agreement, to or with any of its directors, officers or agents except as compensation in the ordinary course of business for appropriate services performed;

                         (vii) declared or paid any dividend or made any other distribution to its shareholders (other than distributions by the Subsidiaries to the Company);

                        (viii) made or authorized any capital expenditures of more than $50,000 in the aggregate;

                          (ix) made or agreed to make any changes in its Memorandum and Articles of Association, bylaws, or similar corporate documents, or its capital structure;

                           (x)  entered into any representative,
                 distributorship, service, installation, support and maintenance, agency or other similar agreement;

                          (xi) incurred or suffered any damage, destruction, or loss, whether or not covered by insurance, materially affecting the Business or any of its assets;

                         (xii)  made or applied to make any change in
                 accounting methods or practices, including for Tax purposes;
                 or

                        (xiii) entered into any agreement, commitment or understanding, whether or not in writing, with respect to any of the foregoing.

                 (g) Title to Properties; Absence of Liens and Encumbrances. Each of the Company and the Subsidiaries owns (except as described in Schedule 4.1(g) hereto) good, marketable and indefeasible title to all of its assets, free and clear of all Encumbrances, and other restrictions of any kind and nature, other than (i) the Encumbrances specifically set forth on Schedule 4.1(g) hereto, or (ii) Permitted Liens.

                 (h)  Contracts, Permits and Other Data.

                          (i) Schedule 4.1(h) hereto contains a complete and correct list of all material contracts, maintenance and service agreements, purchase commitments for materials and other services, leases under which the Company or any Subsidiary is a lessor or lessee and other agreements pertaining to the Business to which the Company or any Subsidiary is a party, the benefits of which are enjoyed in the Business or to which any of the assets of the Company or any Subsidiary is subject; and

                          (ii) Schedule 4.1(h) hereto contains a complete and correct list of all Permits (other than sales and use Tax Permits and franchise Tax registrations) held by the Company or any of the Subsidiaries.

         True and complete copies of all documents (including all amendments thereto) referred to in Schedule 4.1(h) hereto have been delivered to or made available for inspection by Buyer. All rights, licenses, leases, registrations, applications, contracts, commitments, Permits and other arrangements by the Company or any Subsidiary referred to in
         Schedule 4.1(h) are in full force and effect and are valid and enforceable in accordance with their respective terms, except where the failure to be in full force and effect and valid and enforceable would not in the aggregate have a material adverse effect on the assets of the Company or the applicable Subsidiary, or on its results of operations. The Company and the Subsidiaries are not in breach or default in the performance of any material obligation thereunder and to the best knowledge of the Sellers and the Guarantors, no event has occurred or has failed to occur whereby any of the other parties thereto have been or will be released therefrom or will be entitled to refuse to perform thereunder. Except as set forth in Schedule 4.1(h) hereto, there are no contracts, agreements, licenses, Permits, franchises or rights to which the Company or any of the Subsidiaries is a party which are material to the ownership of any of the Company's or Subsidiaries' assets or to the conduct of the Business as conducted by the Company or a Subsidiary. Except as described on Schedule 4.1(h) hereto, each of the Company and the Subsidiaries has and will have following the Closing, all licenses, Permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities required for the conduct of the Business as presently conducted. There are no outstanding powers of attorney relating to or affecting the Company or any Subsidiary. Except as described on
         Schedule 4.1(h) hereto, neither the Company nor any Subsidiary is a guarantor or is otherwise liable for any liability or obligation (including indebtedness) of any other person.

                 (i) Defects. Except as set forth on Schedule 4.1(i) hereto, all of the equipment, fixtures and other real property improvements owned or leased by the Company and the Subsidiaries are in good operating condition and repair, ordinary wear and tear excepted, and have been maintained by the Company and the Subsidiaries in accordance with normal industry practices.

                 (j) Legal Proceedings. Except as described in Schedule 4.1(j) hereto, (i) there is no litigation, Proceeding, claim or governmental investigation pending or, to the knowledge of any of the Sellers or any of the Guarantors, threatened, seeking relief or damages which, if granted, would adversely affect the Company or any Subsidiary, any of their assets, or the ability of the Company or any Subsidiary to use and operate their assets and (ii) neither the Sellers, the Guarantors, the Company nor any Subsidiary has been charged with any violation of or, to the knowledge of the Sellers or the Guarantors, threatened with a charge or violation of, nor are any of the Sellers or any of the Guarantors aware of any facts or circumstances that, if discovered by third parties, could give rise to a charge or a violation of, any provision of Applicable Law or regulation which charge or violation, if determined adversely to the Sellers, the Guarantors, the Company, or any Subsidiary, would adversely affect the Business or the results of operations of the Company or any Subsidiary or might reasonably be expected to affect the right of Buyer to own the Purchased Shares or operate the Business after the Closing Date in substantially the manner in which it is currently operated. To the best knowledge of the Sellers and the Guarantors, none of the Company, any Subsidiary, or any director, officer, employee or agent of the Company or any Subsidiary has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property however characterized to any broker, finder, agent, government official or other person, in the United States or any other country, in any matter related to the Business of the Company or any Subsidiary, which the Company, any such Subsidiary, or any such director, officer, employee or agent knows or has reason to believe to have been illegal under any Applicable Law.

                 (k) Insurance. Schedule 4.1(k) hereto sets forth a list and brief description of the insurance policies relating to the insurable properties of the Company and the Subsidiaries and the conduct of the Business of the Company and the Subsidiaries. All premiums due and arising thereon have been paid and such policies are in full force and effect.

                 (l) Intellectual Property. Except as described on Schedule 4.1(l) hereto, the Company and the Subsidiaries own and possess all of the Intellectual Property needed for the conduct of the Business as presently conducted. Except as described on Schedule 4.1(l) hereto, to the best knowledge of the Sellers and the Guarantors, there is no basis for the assertion by any person of any claim against Buyer, the Company, or any Subsidiary with respect to the use by the Company or any Subsidiary of any of the Intellectual Property. Except as described on Schedule 4.1(l) hereto, none of the Sellers, any Subsidiary, or the Company is infringing or violating, and to the best knowledge of the Sellers and the Guarantors, none of the Sellers, any Subsidiary, or the Company have infringed or violated, any rights of any person with respect to any of the Intellectual Property, and the Intellectual Property is not subject to any order, injunction or agreement respecting its use.

                 (m) Conduct of Business in Compliance with Regulatory and Contractual Requirements. Except as described on Schedule 4.1(m) hereto, the Company and the Subsidiaries have conducted the Business so as to comply with all Applicable Laws, rights of concession, licenses, know-how or other proprietary rights of others, the failure to comply with which would individually or in the aggregate have a material adverse effect on the Business or the results of operations of the Company or any Subsidiary.

                 (n) Certain Fees. None of the Company, any Subsidiary, or their officers, directors or employees, the Guarantors, or the Sellers, on behalf of the Company, any Subsidiary, or themselves, has employed any broker or finder or incurred any other liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

                 (o) Environmental, Health and Safety Compliance. Except as described on Schedule 4.1(o) hereto,

                          (i) the Company and the Subsidiaries are, and have continuously been, in compliance with all Environmental Laws;

                          (ii) all material notices, Permits, licenses or similar authorizations, if any, required to be obtained or filed under any Environmental Law in connection with the operation of the Business have been obtained or filed; and

                          (iii)  there are no past, pending or, to the
                 knowledge of the Sellers or the Guarantors, threatened investigations, Proceedings or claims against the Company or any Subsidiary relating to the presence, release or remediation of any Hazardous Material or for non-compliance with any Environmental Law.

         For purposes of this Agreement, the term "Environmental Laws" shall mean, as to any given asset or operation of the Company or a Subsidiary, all applicable laws, statutes, ordinances, rules and regulations of any Governmental Entity pertaining to protection of the environment in effect as of the Closing Date. For purposes of this Agreement, the term "Hazardous Material" shall mean any substance which is listed or defined as a hazardous substance, hazardous constituent or solid waste pursuant to any Environmental Law.

                 (p) Inventories. The inventories and work in progress reflected on the Latest Balance Sheet and those items of inventory constructed or acquired by the Company or any Subsidiary and the work performed by the Company or any Subsidiary after the date of the Latest Balance Sheet, except to the extent disposed of or billed since such date in the ordinary conduct of the Business by the Company or such Subsidiary, are, in the case of such inventory, in good, merchantable and usable condition and, in the case of such work in progress, represent work completed in accordance with the requirements of any applicable contract, and in each case, have been reflected on the books of the Company and the applicable Subsidiary in accordance with U.S. GAAP. Except as set forth on Schedule 4.1(g) hereto, all such inventories and work in progress are owned by the Company or a Subsidiary free and clear of any liens or Encumbrances.

                 (q) Books and Records. All of the books and records of the Company and each Subsidiary have been prepared and maintained in accordance with good business practices and, where applicable, in conformity with United Kingdom Accounting Standards and, to the best of the Guarantors' and the Sellers' knowledge, in compliance with all Applicable Laws and other requirements.

                 (r) Taxes. The Company, the Subsidiaries, and the Sellers have caused to be timely filed with appropriate federal, state, local and other Governmental Entities all tax returns required to be filed with respect to the Company, the Subsidiaries, or the conduct of the Business, and have paid, caused to be paid, or adequately reserved in the Financial Statements all Taxes due or claimed to be due from or with respect to such tax returns. Except as set forth on Schedule 4.1(r), no extension of time has been requested or granted with respect to the filing of any Tax Return or payment of any Taxes, and no issue has been raised or adjustment proposed by the Internal Revenue Service or any other taxing authority in connection with any of the Company's or the Subsidiaries' tax returns which has not yet been resolved or paid, and there are no outstanding agreements or waivers that extend any statutory period of limitations applicable to any federal, state or local tax returns that include or reflect the use and operation of the Company or any Subsidiary or the conduct of the Business. Except as set forth on Schedule 4.1(r), neither the Sellers, the Guarantors, any Subsidiary, nor the Company has received any notice of deficiency, assessment, audit, investigation, or proposed deficiency, assessment or audit with respect to the Company or any Subsidiary or the conduct of the Business from any taxing authority, and neither the Sellers nor the Guarantors have any knowledge of any such deficiency, assessment, audit, investigation or proposed deficiency, assessment or audit. Neither the Company nor any Subsidiary has taken any action which is not in accordance with past practice that could defer any liability for Taxes from any taxable period ending on or before the Closing Date to any taxable period ending after such date. Neither the Company nor any Subsidiary has consented to the application of Section 341(f) of the Code.

                 (s) Additional Information. Schedule 4.1(s) hereto contains accurate lists and summary descriptions of the following:

                          (i) the name and address of every bank and other financial institution at which the Company or any of the Subsidiaries maintains an account (whether checking, savings or otherwise), lock box or safe deposit box for the Business, and the account numbers and names of persons having signing authority or other access thereto;

                          (ii) the names and titles of and current hourly rates or salaries for all employees of the Company and each Subsidiary, together with the vacation and severance benefits to which each such person is entitled; and

                          (iii) all names under which the Company and each Subsidiary has conducted any business or, which it has otherwise used.

                 (t) Labor Matters. Neither the Company nor any Subsidiary has suffered any strike, slowdown, picketing or work stoppage by any union or other group of employees. Neither the Company nor any Subsidiary is a party to any collective bargaining agreement; no such agreement determines the terms and conditions of employment of any employee of the Company or any Subsidiary; no collective bargaining agent has been certified as a representative of any of the employees of the Company or any Subsidiary; and no representation campaign or election is now in progress with respect to any of the employees of the Company or any Subsidiary. None of the Sellers, the Guarantors, any Subsidiary, or the Company has taken or failed to take any action that would cause the Company or any Subsidiary to incur any liability in the event the Company or any Subsidiary chooses to dismiss from its employment any of the its employees following the Closing (other than pursuant to the terms of the Employment Agreement Amendments). The Company and each Subsidiary have complied in all material respects with all laws relating to the employment of labor in the conduct of the Business, including provisions thereof relating to wages, hours, equal opportunity and the payment of pension contributions, social security and other Taxes.

                 (u)  Employee Benefit Plans and Arrangements.

                          (i) Schedule 4.1(u) hereto lists all employee benefit plans and collective bargaining, labor and employment agreements and severance agreements or other similar arrangements, whether or not in writing (together with all documents or instruments establishing or constituting any related trust, annuity contract or other funding instrument) to which the Company or any Subsidiary is (or ever has been) a party or by which the Company or any Subsidiary is (or ever has been) bound, including, without limitation, a) any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, or incentive compensation plan, agreement or arrangement, b) any welfare benefit plan, agreement or arrangement or any plan, agreement or arrangement providing for "fringe benefits" or perquisites to employees, officers, directors or agents, including but not limited to benefits relating to automobiles, clubs, vacation, child care, parenting or maternity leave, sabbaticals, sick leave, medical expenses, dental expenses, disability, accidental death or dismemberment, hospitalization, life insurance and other types of insurance,
                 c) any employment agreement, or d) any other "employee benefit plan" (within the meaning of Section 3(3) of ERISA).

                          (ii) The Company and the Subsidiaries have delivered to Buyer true, correct and complete copies of all plan documents and/or contracts (including, where applicable, any documents and/or instruments establishing or constituting any related trust, annuity contract or funding instrument) and summary plan descriptions with respect to the plans, agreements and arrangements listed in Schedule 4.1(u) hereto, or summary descriptions of any such plans, agreements or arrangements not otherwise in writing. The Company and the Subsidiaries have provided Buyer with true, correct and complete copies of all filings made with any Governmental Entity with respect to each plan identified in Schedule 4.1(u) hereto that was required to make such filings for the plan year immediately preceding the Closing Date. Each of such filings is accurate and complete as of the dates specified therein. In addition, the Company and the Subsidiaries have provided Buyer with a) true, correct and complete copies of any and all written communications notices or claims that the Sellers, the Guarantors, any Subsidiary, or the Company has received from any Governmental Entity concerning any plan, arrangement or agreements identified in Schedule 4.1(u) hereto that give notice of possible imposition of a fine, penalty or liability with respect to such plan, arrangement or agreement and b) true, correct and complete copies of any complaints, petitions, claims or other notices of liability relating to any such plan, arrangement or agreement that have been filed by any other party.

                          (iii)  For each of the plans, agreements and
                 arrangements identified in Schedule 4.1(u) hereto, there are no negotiations, demands or proposals that are pending or have been made since the dates of the respective items furnished pursuant to Section 4.1(u)(ii) hereto which concern matters now covered, or that would be covered, by plans, agreements or arrangements of the type described in this Section, except as expressly contemplated in this Agreement.

                          (iv) The Company and each of the plans, agreements and arrangements identified in Schedule 4.1(u) hereto are and have at all times been operated in compliance in all material respects with all Applicable Laws. There has been no act or omission by the Company, any Subsidiary, any Guarantor, or any Seller or any ERISA affiliate in connection with any of the plans, agreements and arrangements identified in Schedule 4.1(u) hereto that has given rise to or may give rise to fines, penalties, Taxes, or related charges under any Applicable Law. The Company and the Subsidiaries have performed all of their respective obligations under all such plans, agreements and arrangements including, but not limited to, the full payment when due of all amounts required to be made as contributions thereto or otherwise, and no transaction has occurred which could give rise to a material liability under any Applicable Law. There are no actions, suits or claims (other than routine claims for benefits) pending or, to the knowledge of the Sellers or the Guarantors, threatened against such plans or their assets, or arising out of such plans, agreements or arrangements, and, to the best knowledge of the Sellers and the Guarantors, no facts exist which could give rise to any such actions, suits or claims that might have a material adverse effect on such plans, agreements or arrangements.

                          (v) Except to the extent required by Applicable Law or pursuant to the Horizon Pension Plan, neither the Company nor any Subsidiary provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees.

                          (vi) Except as specifically identified in Schedule 4.1(u) hereto, a) neither the Company nor any Subsidiary has or has at any time previously maintained, a stock bonus, pension or profit-sharing plan which is or was intended to meet the requirements of Section 401(a) of the Code; b) neither the Company nor any Subsidiary has or has at any time previously maintained, a plan subject to Title IV of ERISA; and c) no such plan is or ever has been a "multiemployer plan" (within the meaning of Section 3(37) of ERISA).

                 (v) Transactions with Affiliates. None of the Sellers or the Guarantors nor any associate of any such Seller or Guarantor is currently, directly or indirectly, a party to any transaction with the Company or any Subsidiary, including any agreement, arrangement or understanding, written or oral, providing for the employment of, furnishing of services by, rental of real or personal property from, or otherwise requiring payment to any such Seller, Guarantor or associate, except for the Employment Agreement Amendments, the Burns Employment Agreement and the employment agreements amended thereby or as disclosed on Schedule 4.1(v). None of the Sellers or the Guarantors nor any associate of any such Seller or Guarantor owns, directly or indirectly, any interest in, or serves as a director, officer, or employee of, any customer, supplier or competitor of the Company or any Subsidiary. For the purposes of this Section 4.1(v) only, an "associate" of any Seller or Guarantor means a member of the immediate family of such Seller or Guarantor or any corporation, partnership, trust or other entity in which such Seller or Guarantor has a substantial ownership or beneficial interest or is a director, officer, partner or trustee, or person holding a similar position, excluding Buyer.

                 (w) U.S. Assets and Revenues. The aggregate book value as of December 31, 1996 of all assets located in the United States held by the Company and its Subsidiaries was less than $15 million, and the aggregate amount of sales in or into the United States by the Company and its Subsidiaries for the fiscal year ended December 31, 1996 was less than $25 million, as such asset value and sales amounts are required to be calculated pursuant to Rule Section 802.50 and the other applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                 (x)  Investment Representations.

                          (i) Each Seller, and, to the extent that a Guarantor may be deemed to beneficially own the Buyer Stock being acquired by a Seller, such Guarantor, is acquiring the Buyer Stock for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof, except pursuant to an applicable exemption under the Securities Act or in an offering covered by an effective registration statement under the Securities Act relating to the Buyer Stock. In acquiring the Buyer Stock, each Seller and Guarantor is not offering or selling, and will not offer or sell, for Buyer in connection with any distribution of the Buyer Stock, and no Seller or Guarantor has a participation or will participate in any such undertaking or in any underwriting of such an undertaking, except in compliance with applicable federal and state securities laws.

                          (ii) Each Seller and Guarantor acknowledges that it or its representatives have been furnished with substantially the same kind of information regarding Buyer and its business, assets, results of operations and financial condition as would be contained in a registration statement prepared in connection with a public sale of the Buyer Stock. Each Seller and Guarantor further represents that it has had an opportunity to ask questions of and receive answers from Buyer regarding Buyer and its business, assets, results of operations and financial condition and the terms and conditions of the issuance of the Buyer Stock. The foregoing, however, shall not limit or modify the representations and warranties of Buyer in Section 4.2, and shall not limit the disclosure requirements of applicable federal and state securities laws.

                          (iii) Each Seller and Guarantor acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Buyer Stock, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Buyer Stock.

                          (iv) Each Seller and Guarantor understands that the Buyer Stock, when issued to each Seller, will not have been registered pursuant to the Securities Act or any applicable state securities laws (except insofar as the Sellers or Guarantors constitute selling stockholders upon exercise of the over- allotment options granted to the underwriters in connection with the Public Offering), that the Buyer Stock will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations the Buyer Stock cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this connection, each Seller and Guarantor represents that it is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Stop transfer instructions may be issued accordingly to the transfer agent for the Buyer Stock.

                          (v) It is agreed and understood by each Seller and Guarantor that the certificates representing the Buyer Stock shall each conspicuously set forth on the face or back thereof, in addition to any legends required by Applicable Law or other agreement, a legend in substantially the following form:

                          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT, OR (ii) IN ACCORDANCE WITH RULE 144 UNDER SUCH ACT, UNLESS THE CORPORATION RECEIVES A WRITTEN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL ARE SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

                 (y)  Disclosure.  No representation or warranty in this
         Section 4.1 or in any Schedule or Exhibit to this Agreement, or in any written statement, certificate or other document furnished to Buyer contains or will contain any untrue statement of a material fact or omits or will omit a material fact necessary to make the statements therein not misleading. Except for facts generally affecting companies engaged in the seismic data acquisition business, there is no fact known to the Sellers or the Guarantors that has, or in the future may have, a material adverse effect on the Business or the results of operations of the Company or any Subsidiary, which fact has not been set forth in this Agreement or in the Schedules hereto.

         4.2 Representations and Warranties of Buyer. Buyer represents and warrants to the Sellers, as of the date hereof and as of the Closing Date, as follows:

                 (a) Due Organization; Good Standing and Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Buyer has all requisite corporate power and authority to enter into this Agreement and each other agreement expressly provided for herein, to perform its respective obligations hereunder and thereunder and to own, lease and operate its assets and to conduct its business as now conducted.

                 (b) Authorization and Validity of Agreement. The execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby has been duly authorized by all requisite corporate action on its part. No other corporate action is necessary for the authorization, execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and by general equity principles.

                 (c) No Conflict with Instruments. The execution, delivery and performance of this Agreement by Buyer and the consummation by it of the transactions contemplated hereby (i) will not violate (with or without the giving of notice or the lapse of time or both), or require any consent, approval, filing or notice under any provision of any law, rule or regulation, court order, judgment or decree applicable to Buyer, and (ii) will not result in the creation of any Encumbrance on the Buyer Stock under, conflict with, or result in the breach or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of Buyer, under, the Certificate of Incorporation or bylaws of Buyer or any indenture, mortgage, deed of trust, lease, licensing agreement, contract, instrument or other agreement to which Buyer is a party or by which Buyer or any of its assets or properties is bound.

                 (d) Authorized Capital; Buyer Stock. Buyer's authorized capital consists of 25,000,000 shares of Common Stock, par value $0.01 per share, 3,400,000 of which are issued and outstanding as of the date hereof, and 5,000,000 shares of Preferred Stock, par value $0.01 per share, none of which are currently issued and outstanding as of the date hereof. As of the Closing Date, no shares of Preferred Stock will be issued and outstanding, and a total of between 8,000,000 and 8,025,000 shares of Common Stock will be issued and outstanding, comprised of the 3,400,000 shares issued and outstanding as of the date hereof, the 600,000 shares of Buyer Stock to be issued to Sellers hereunder, 4,000,000 shares to be issued in the Public Offering, and up to 25,000 shares to be issued to Jay Silverman at the Public Offering price. There are (and as of the Closing Date there will be) outstanding (i) no securities of Buyer convertible into or exchangeable for shares of the capital stock or other voting securities of the Company, (ii) no options or other rights to acquire from Buyer, and no obligation of Buyer to issue or sell, any shares of its capital stock or other voting securities (other than the options and warrants to purchase Common Stock of Buyer disclosed or to be disclosed in the registration statement filed with the Securities and Exchange Commission in connection with the Public Offering, including both over-allotment options and options granted to officers, directors, and key employees), or any securities of Buyer convertible into or exchangeable for such capital stock or voting securities, and
         (iii) no equity equivalents, interest in the ownership or earnings, or other similar rights of or with respect to Buyer. There are no outstanding obligations of Buyer to repurchase, redeem or otherwise acquire any shares, securities, options, equity equivalents, interests or rights. The Buyer Stock has been duly authorized for issuance and, if and when issued and delivered by the Buyer in accordance with the provisions of this Agreement, will be validly issued, fully paid, and nonassessable. The Buyer has applied for quotation of the Buyer Stock on the Nasdaq National Market System. The issuance of the Buyer Stock under this Agreement is not subject to any preemptive or similar rights. Upon consummation of the transactions contemplated hereby, each Seller will acquire good, valid and marketable title to the shares of Buyer Stock issued to such Seller hereunder, free and clear of all Encumbrances, other than (i) those that may arise by virtue of any actions taken by or on behalf of any Seller or its affiliates, or
         (ii) restrictions on transfer that may be imposed by Applicable Law.

                 (e) Certain Fees. Neither Buyer nor any of its respective officers, directors or employees, on behalf of it, has employed any broker or finder or incurred any other liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

                 (f)  Financial Information and Absence of Certain Changes.
         The Buyer has delivered to Sellers accurate and complete copies of (i) the audited balance sheets of the Buyer as of December 31, 1996, December 31, 1995, and December 31, 1994, and the related audited statements of profit and loss and cash flows for each of the years then ended, and the notes and schedules thereto, prepared in conformity with U.S. GAAP, together with the unqualified reports thereon of Arthur Andersen LLP, independent public accountants (the "Buyer's Audited Financial Statements") and (ii) the unaudited balance sheet of the Buyer as of March 31, 1997 (the "Buyer's Latest Balance Sheet"), and the related unaudited statements of profit and loss and cash flows for the three month period then ended (together with the Buyer's Latest Balance Sheet, the "Buyer's Unaudited Financial Statements," and the Buyer's Unaudited Financial Statements together with the Buyer's Audited Financial Statements being referred to herein collectively as the "Buyer's Financial Statements"). The Buyer's Financial Statements (i) represent actual bona fide transactions, (ii) have been prepared from the books and records of the Buyer and its subsidiaries in conformity with U.S. GAAP, applied on a basis consistent with preceding years throughout the periods involved, except that the Buyer's Unaudited Financial Statements are not accompanied by notes or other textual disclosure required by U.S. GAAP, and (iii) accurately, completely and fairly present the financial position of the Buyer and its subsidiaries as of the respective dates thereof and their results of operations and cash flows for the periods then ended, except that the Buyer's Unaudited Financial Statements are subject to normal year-end adjustments consistent with past practice, which will not be material in the aggregate. Neither the Buyer nor any of its current subsidiaries has any material liability or obligation, whether accrued, absolute, contingent, or otherwise, except for trade payables incurred in the ordinary course of business since the date of the Buyer's Latest Balance Sheet or as set forth on the Buyer's Latest Balance Sheet or as contemplated herein or in connection with the Public Offering. Since the date of the Buyer's Latest Balance Sheet, there has not been nor will there be any material change in the assets, liabilities, financial condition, or operations of the Buyer and its subsidiaries from that reflected in the Financial Statements, other than (i) changes in the ordinary course of business, none of which individually or in the aggregate have had or will have a material adverse effect on such assets, liabilities, financial condition, or operations, or (ii) as contemplated herein or in connection with the Public Offering.

                 (g) Legal Proceedings. There is no litigation, Proceeding, claim or governmental investigation pending or, to the knowledge of the Buyer or any of its subsidiaries, threatened, seeking relief or damages which, if granted, would materially adversely affect the Buyer or any of its subsidiaries, any of their assets, or the ability of the Buyer or any of its subsidiaries to use and operate their assets. Neither the Buyer nor any of its subsidiaries has been charged with any violation of or, to the knowledge of the Buyer or its subsidiaries, threatened with a charge or violation of, nor is the Buyer or any of its subsidiaries aware of any facts or circumstances that, if discovered by third parties, could give rise to a charge or a violation of, any provision of Applicable Law or regulation which charge or violation, if determined adversely to the Buyer or its subsidiaries, would materially adversely affect their business or results of operations.

                 (h)  Disclosure.  No representation or warranty in this
         Section 4.2 or in any Schedule or Exhibit to this Agreement, or in any written statement, certificate or other document furnished to Sellers contains or will contain any untrue statement of a material fact or omits or will omit a material fact necessary to make the statements therein not misleading. Except for facts generally affecting companies engaged in the seismic data acquisition business, there is no fact known to the Buyer that has, or in the future may have, a material adverse effect on the business or the results of operations of the Buyer, which fact has not been or will not be set forth in the registration statement filed with the Securities and Exchange Commission in connection with the Public Offering.

                 (i) Current Ownership of Company Shares. Buyer, or its ultimate parent corporation, is the record owner of 11,728 ordinary shares of the Company.

         4.3     Survival of Representations and Warranties.  Subject to
Section 8.5, the respective representations and warranties of the parties contained herein shall survive the Closing.

5.       Agreements and Covenants of the Parties.

         5.1     Access to Information.

                 (a) Until the Closing, Sellers and Guarantors shall, and shall cause the Company to:

                          (i) furnish to Buyer and their employees, officers, accountants, attorneys, agents, and other authorized representatives ("Buyer's Representatives") all financial, operating and other data and information concerning the Company and its Subsidiaries as Buyer or Buyer's Representatives shall from time to time reasonably request;

                          (ii) afford Buyer and Buyer's Representatives reasonable access to the Company's offices, properties, books, records, contracts, and documents (including tax returns filed and those in preparation) during ordinary business hours; and

                          (iii) give Buyer and Buyer's Representatives the opportunity to ask questions of, and receive answers from authorized representatives of Sellers, Guarantors and the Company.

         No investigations by Buyer or Buyer's Representatives shall reduce or otherwise affect the obligations or liabilities of Sellers or Guarantors with respect to any representations, warranties, covenants, or agreements made herein or in any other document executed and delivered in connection with the transactions contemplated hereby. Sellers and Guarantors will cooperate with Buyer and Buyer's Representatives in the preparation of any documents or other materials that may be required by any governmental or regulatory agency.

                 (b)  Until the Closing, Buyer shall:

                          (i) furnish to Sellers and their accountants, attorneys, agents, and other authorized representatives ("Sellers' Representatives") all financial, operating and other data and information concerning Buyer as Seller or Sellers' Representatives shall from time to time reasonably request;

                          (ii) afford Sellers and Sellers' Representatives access to Buyer's offices, properties, books, records, contracts, and documents; and

                          (iii) give Sellers and Sellers' Representatives the opportunity to ask questions of, and receive answers from authorized representatives of Buyer.

         No investigations by Sellers or Sellers' Representatives shall reduce or otherwise affect the obligations or liabilities of Buyer with respect to any representations, warranties, covenants, or agreements made herein or in any other document executed and delivered in connection with the transactions contemplated hereby. Buyer and Buyer's Representatives will cooperate with Sellers and Guarantors in the preparation of any documents or other materials that may be required by any governmental or regulatory agency.

         5.2 Conduct of Operations Pending Closing. From the date hereof until the Closing, except as otherwise permitted or contemplated by this Agreement, Sellers and Guarantors will cause the Company and its Subsidiaries to:

                 (a) conduct their operations only in the usual, regular and ordinary manner and use their reasonable best efforts to maintain and preserve their present business organization intact and to keep available the services of their present officers and employees and preserve their present relationships with suppliers, customers and other Persons having business relations with them;

                 (b) maintain their books, accounts, and records on a basis consistent with past practices and in a businesslike manner in accordance with sound commercial practice, and will not institute or introduce any new methods of purchase, sale, lease, management, accounting, billing, or operation that are not consistent with their past practices;

                 (c) not increase the compensation payable or to become payable to any officer, employee, or agent except as specifically contemplated hereby, or change any insurance, pension, or other employee benefit plan, or pay any commission or bonus to any of such officers, employees, or agents, other than normal increases or payments consistent with past business practices or as contemplated by the Employment Agreement Amendments or the Burns Employment Agreement;

                 (d) not incur or agree to incur any obligation or liability (whether absolute, accrued, contingent or otherwise), other than obligations and liabilities incurred in the ordinary course of business consistent with past business practices;

                 (e) not assume, guarantee, endorse, or otherwise become responsible for the liabilities or obligations of any other Person;

                 (f) not create, assume or permit to exist any Lien upon any of their Assets other than Permitted Liens and the Liens described in
         Schedule 4.1(g);

                 (g) not sell, assign, lease, or otherwise transfer or dispose of any of their Assets, except in the ordinary course of business consistent with past business practices;

                 (h) not incur any capital expenditures other than normal items in the ordinary course of business consistent with past business practices;

                 (i) not enter into any other contract or commitment or engage in any other transaction not in the usual and ordinary course of its business consistent with past business practices;

                 (j) maintain all their tangible property in good operating order, condition and repair, ordinary wear and tear excepted;

                 (k) maintain in full force and effect insurance coverage substantially equivalent to the coverage provided by the policies of insurance described in Schedule 4.1(k);

                 (l) not declare a dividend or distribution of any monies, properties or assets of the Company to its shareholders;

                 (m)  comply in all material respects with all Applicable Laws;

                 (n) not make any loans or advances to or enter into any agreements with any Affiliates other than as specifically contemplated herein; and

                 (o) not take any other action that would cause or permit the representations and warranties of the Sellers and the Guarantors made in Section 4.1 hereof to be inaccurate at the time of Closing or preclude the Sellers and the Guarantors from making such representations and warranties at and as of the time of the Closing.

Notwithstanding the foregoing, Buyer acknowledges and agrees that, prior to Closing, the Company may pay any indebtedness for borrowed money incurred prior to the date hereof in the ordinary course of business or on or after the date hereof in accordance with this Section 5.2 in accordance with its scheduled amortization.

         5.3 Conduct of Operations of Buyer Pending Closing. From the date hereof until the Closing, except as otherwise permitted or contemplated by this Agreement, as disclosed or to be disclosed in the registration statement filed with the Securities and Exchange Commission in connection with the Public Offering, or otherwise in connection with the Public Offering, Buyer will:

                 (a) conduct its operations only in the usual, regular and ordinary manner;

                 (b) not enter into any material contract or commitment with its affiliates;

                 (c) not declare, make or pay any dividend or distribution of monies, properties, or other assets of Buyer to its stockholders; and

                 (d) not take any action that would cause or permit the representations and warranties of Buyer made in Section 4.2 hereof to be inaccurate at the time of Closing or preclude the Buyer from making such representations and warranties at and as of the time of the Closing.

         5.4 Consents. Sellers shall use all reasonable efforts to obtain, when required, the agreement or consent of all third parties to their consummation of the transactions contemplated herein required by the terms of any contracts or agreements to which the Company or any of the Subsidiaries are party or by which their assets are bound.

         5.5 Restrictions on Transfer of Stock. Each Seller hereby covenants and agrees that it will not, directly or indirectly, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose of (collectively, "Dispose of") (i) any shares of the Buyer Stock other than shares of the Buyer Stock sold to the Underwriters in connection with the over-allotment options granted in connection with the Offering (the "Restricted Stock") prior to the first anniversary of the Closing Date or (ii) more than 50% of the Restricted Stock during the period beginning on the first anniversary of the Closing Date and ending on the second anniversary of the Closing Date; provided, however, that the Sellers may pledge the Restricted Stock in connection with a bona fide lending transaction. Each Guarantor hereby covenants and agrees that it will not, directly or indirectly, Dispose of (i) any shares of the capital stock of the applicable Seller (the "Seller Stock") prior to the first anniversary of the Closing Date or (ii) more than 50% of the Seller Stock during the period beginning on the first anniversary of the Closing Date and ending on the second anniversary of the Closing Date; provided, however, that the Guarantors may pledge the Seller Stock in connection with a bona fide lending transaction. Notwithstanding the foregoing, any Seller may transfer the Restricted Stock to the Guarantor who owns all of the issued and outstanding shares of such Seller, provided that such Guarantor may not Dispose of (i) any such Restricted Stock prior to the first anniversary of the Closing Date or (ii) more than 50% of the Restricted Stock during the period beginning on the first anniversary of the Closing and ending on the second anniversary of the Closing; provided, however, that the Guarantors may pledge the Restricted Stock in connection with a bona fide lending transaction.

6.       Conditions to Closing, Termination.

         6.1 Buyer's Conditions to Closing. The obligations of Buyer to purchase the Purchased Stock from Sellers and of Buyer to perform its obligations under this Agreement are, at the option of the Buyer, subject to the satisfaction on or before the Closing Date of the conditions set forth below, any of which may be waived by Buyer in writing; provided, however, Buyer's election to proceed with the Closing of the transactions contemplated hereby shall not be deemed a waiver of any breach of any representation, warranty or covenant herein, whether or not known to Buyer or existing on the Closing Date, and such action shall not prejudice Buyer's right to recover damages for such breach.

                 (a) Representations and Warranties. The representations and warranties of Sellers and Guarantors contained in this Agreement shall be true and correct (if the same is already qualified by a materiality standard) or shall be true and correct in all material respects (if the same is not already qualified by a materiality standard) on the date hereof, and shall be true and correct (if the same is already qualified by a materiality standard) or true and correct in all material respects on the Closing Date (if the same is already qualified by a materiality standard) with the same force and effect as if they had been made on and as of the Closing Date.

                 (b) Covenants. The agreements and covenants of Sellers and Guarantors to be performed or complied with on or before the Closing Date pursuant to this Agreement shall have been performed or complied with by them in all material respects.

                 (c) Material Adverse Change. No change having or reasonably expected to have a Material Adverse Effect on the assets, Business, condition (financial or otherwise) or operations of the Company and its Subsidiaries shall have occurred since March 31, 1997.

                 (d) Public Offering. Contemporaneously with the Closing, there shall occur the consummation of a registered public offering of approximately 4,000,000 shares of the Buyer's common stock (the "Public Offering").

                 (e) Third Party Consents and Approvals. The consents and approvals of all third parties necessary to transfer the Purchased Shares to Buyer shall have been obtained (other than the consent or approval of the Bank of N. T. Butterfield and Son Ltd.).

                 (f) Absence of Restraint. No order to restrain, enjoin or otherwise prevent the consummation of this Agreement or the transactions in connection herewith shall have been entered and, on the Closing Date, there shall not be any pending or threatened litigation in any court, or any proceeding by or before any governmental commission, board or agency, with a view to seeking to restrain or prohibit consummation of the transactions contemplated hereby or in which divestiture, recision or significant damages are sought in connection with the transactions contemplated hereby and no investigation by any governmental agency shall be pending or threatened that might result in any such litigation or other proceeding.

                 (g) Certificates. Sellers and Guarantors shall have delivered to Buyer one or more certificates dated as of the Closing Date executed by Sellers and Guarantors (i) certifying to the effect set forth in Sections 6.1(a) and (b) hereof and (ii) certifying to all corporate action taken by Sellers authorizing the transactions contemplated hereby, copies of which shall be attached to such certificate.

         6.2 Sellers' and Guarantors' Conditions to Closing. The obligations of Sellers to transfer the Purchased Stock and of Sellers and Guarantors to perform their obligations under this Agreement are, at the option of the Sellers and Guarantors, subject to the satisfaction on or before the Closing Date of the conditions set forth below, any of which may be waived by Sellers and Guarantors in writing; provided, however, Sellers' and Guarantors' election to proceed with the Closing of the transactions contemplated hereby shall not be deemed a waiver of any breach of any representation, warranty or covenant herein, whether or not known to

Sellers or Guarantors or existing on the Closing Date, and such action shall not prejudice Sellers' or Guarantors' right to recover damages for such breach.

                 (a) Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and correct (if the same is already qualified by a materiality standard) or shall be true and correct in all material respects (if the same is not already qualified by a materiality standard) on the date hereof, and shall be true and correct (if the same is already qualified by a materiality standard) or true and correct in all material respects on the Closing Date (if the same is already qualified by a materiality standard) with the same force and effect as if they had been made on and as of the Closing Date.

                 (b) Covenants. The agreements and covenants of Buyer to be performed or complied with on or before the Closing Date pursuant to this Agreement shall have been performed or complied with in all material respects.

                 (c) Material Adverse Change. No material adverse change shall have occurred since March 31, 1997 in the condition (financial or otherwise), business or operations of Buyer.

                 (d) Public Offering. Contemporaneously with the Closing, there shall occur the consummation of the Public Offering.

                 (e) Cancellation of Seitel Warrant. Seitel, Inc. ("Seitel"), the ultimate parent corporation of Buyer, shall have entered into an agreement canceling the warrants to purchase 16,665 Shares (the "Seitel Warrants") represented by Warrant Certificate No. W-001 dated July 3, 1996 granted by the Company to Seitel (the "Warrant Cancellation Agreement") in the form attached as Exhibit 2.

                 (f) Absence of Restraint. No order to restrain, enjoin or otherwise prevent the consummation of this Agreement or the transactions in connection herewith shall have been entered and, on the Closing Date, there shall not be any pending or threatened litigation in any court, or any proceeding by or before any governmental commission, board or agency, with a view to seeking to restrain or prohibit consummation of the transactions contemplated hereby or in which divestiture, recision or significant damages are sought in connection with the transactions contemplated hereby and no investigation by any governmental agency shall be pending or threatened that might result in any such litigation or other proceeding.

                 (g) Certificates. Buyer shall deliver to Sellers and Guarantors one or more certificates dated as of the Closing Date executed by Buyer (i) certifying to the effect set forth in Sections 6.2(a) and (b) hereof and (ii) certifying to all corporate action taken by Buyer authorizing the transactions contemplated hereby, copies of which shall be attached to such certificate.

         6.3     Termination.

                 (a) General. This Agreement may be terminated and the transactions contemplated herein may be abandoned (a) by mutual consent of Buyer and the Sellers or (b) by any party by notice to the other parties in the event that the Closing Date shall not have occurred on or before December 31, 1997.

                 (b) No Liabilities in Event of Termination. In the event of any termination of this Agreement as provided in this Section 6.3, this Agreement shall forthwith become wholly void and of no further force or effect and there shall be no liability on the part of Buyer, any Seller, any Guarantor or their respective officers, directors, or agents, except that the provisions of Section 10.1, 10.10 and 10.12 hereof shall remain in full force and effect, and provided that nothing contained herein shall release any party from liability for any failure to comply with any provision, covenant or agreement contained herein.

7.       Deliveries at Closing.

         7.1     Mutual Deliveries.  At the Closing:

                 (a) Employment Agreement Amendments. Exploration Holdings Limited, an English corporation and subsidiary of the Company ("EHL"), and Harrison, Purdie and Campbell shall enter into amendments in the form attached as Exhibit 3 (the "Employment Agreement Amendments") to the current employment agreements between EHL and Harrison, Purdie and Campbell, and Eagle Geophysical Offshore, Inc., a Texas corporation and indirect subsidiary of the Company, and Burns shall enter into an Employment Agreement in the form attached as Exhibit 4 (the "Burns Employment Agreement").

                 (b) Termination of Shareholders Agreement. Each Seller, each Guarantor, Buyer (as assignee of Seitel, Inc.) and the Company shall enter into an agreement (the "Termination of Shareholders Agreement") terminating the Shareholders Agreement among such parties dated July 3, 1996, as amended (the "Shareholders Agreement") in the form attached as Exhibit 5.


         7.2 Deliveries by Buyer. At the Closing the Buyer shall deliver to the Sellers:

                 (a)  Share certificates representing the Buyer Stock.

                 (b) A written legal opinion of Gardere Wynne Sewell & Riggs, L.L.P., counsel to Buyer, in the form attached as Exhibit 6.

         7.3 Deliveries by Sellers. At the Closing the Sellers shall deliver to the Buyer:

                 (a) Original share certificates representing the Purchased Shares and duly executed share transfer certificates effecting the transfer of the Purchased Shares to the Buyer.

                 (b) Written legal opinions of Griggs & Harrison, P.C., U.S. counsel to Sellers, Guarantors, the Company, and certain Subsidiaries,
         W. S. Walker & Co., Cayman Island counsel to the Company, Cooper & Burnett, U.K. counsel to certain Subsidiaries, and Cains Advocates and Notaries, Isle of Man counsel to the Sellers, addressing the matters set forth in the form attached as Exhibit 7.

8.       Indemnification.

         8.1 Indemnification by the Sellers and the Guarantors. Subject to the provisions of this Section 8, the Sellers and Guarantors, jointly and severally, shall protect, indemnify and hold harmless Buyer, each officer, director and agent of Buyer and each person who controls Buyer in respect of any losses, claims, damages, liabilities, deficiencies, delinquencies, defaults, assessments, fees, penalties or related costs or expenses, including, but not limited to, court costs, attorneys' and accountants' fees and disbursements, and any federal, state or local income or franchise Taxes payable in respect of the receipt of cash or money in discharge of the foregoing, but reduced by any net amount paid to Buyer on account of such loss by any insurance policies (collectively referred to herein as "Damages") to which Buyer (or such related parties) may become subject if such Damages arise out of or are based upon the breach of any of the representations, warranties, covenants or agreements made by the Sellers or the Guarantors in this Agreement, including the Exhibits and Schedules hereto, or in any certificate or instrument delivered by or on behalf of the Sellers, the Guarantors or the Company pursuant to this Agreement.

         8.2     Indemnification by Buyer.  Subject to the provisions of this
Section 8, Buyer shall protect, indemnify and hold harmless the Sellers, each officer, director and agent of Sellers and each person who controls Sellers, in respect of any Damages to which the Sellers (or such related parties) may become subject if such Damages arise out of or are based upon the breach of any of the representations, warranties, covenants or agreements made by Buyer in this Agreement, including the Exhibits and Schedules hereto, or in any certificate delivered by or on behalf of Buyer pursuant to this Agreement.

         8.3 Limits on Indemnification Liability. Notwithstanding any other provisions to the contrary in this Agreement:

                 (a) The liabilities of each Seller and such Seller's respective Guarantor under Section 8.1 shall be limited to the amount determined by multiplying the number of shares of Buyer Stock to be received by such Seller hereunder by the initial public offering price of a share of Buyer Stock pursuant to the Public Offering, and the aggregate liabilities of all Sellers and Guarantors under Section 8.1 shall be limited to the amount determined by multiplying the total number of shares of Buyer Stock to be received by all Sellers hereunder by the initial public offering price of a share of Buyer Stock pursuant to the Public Offering.

                 (b) The liabilities of Buyer under Section 8.2 to each Seller shall be limited to the amount determined by multiplying the number of shares of Buyer Stock to be received by such Seller hereunder by the initial public offering price of a share of Buyer Stock pursuant to the Public Offering, and the aggregate liabilities of Buyer to all Sellers under Section 8.2 shall be limited to the amount determined by multiplying the total number of shares of Buyer Stock to be received by all Sellers hereunder by the initial public offering price of a share of Buyer Stock pursuant to the Public Offering.

                 (c) Neither the Sellers and Guarantors, under Section 8.2, nor the Buyer, under Section 8.1, shall be entitled to seek indemnification from the other until such time as the aggregate amount of Damages for which the other party would otherwise be liable under such sections exceeds $50,000; provided, however, that in the event the aggregate amount of Damages exceeds $50,000, the Sellers and the Guarantors or the Buyer, as applicable, shall be liable under Section
         8.1 or 8.2, as applicable, only for the amount of Damages exceeding $25,000; and

                 (d) The indemnification obligations of Buyer, the Sellers, and the Guarantors set forth in this Agreement shall be limited to indemnification for actual damages, and shall not include incidental, consequential, or punitive damages. Buyer acknowledges that it is purchasing only 81% of the outstanding shares of the Company hereunder, and that any damages it may be entitled to hereunder shall be with regard to such shares being purchased and not with regard to the 19% of the outstanding shares of the Company that it already owns.

         8.4 Indemnification Procedures. The obligations and liabilities of each indemnifying party hereunder with respect to claims resulting from the assertion of liability by the other party or third parties shall be subject to the following terms and conditions:

                 (a) If any person shall notify an indemnified party (the "Indemnified Party") with respect to any matter which may give rise to a claim for indemnification (a "Claim") against Buyer or the Sellers and the Guarantors (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                 (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by, the Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Claim and fulfill its indemnification obligations hereunder, (iii) the Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Claim is not, in the good faith judgment of the Indemnifying Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Claim actively and diligently and in good faith.

                 (c) So long as the Indemnifying Party is conducting the defense of the Claim in accordance with Section 8.4(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                 (d) In the event any of the conditions in Section 8.4(b) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), and (ii) the Indemnifying Party will remain responsible for any damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by, the Claim to the fullest extent provided in this Section 8.

         8.5 Time Limits on Liability. Anything contained in this Agreement to the contrary notwithstanding, the indemnity liability of any party, other than the liability of any Buyer for claims arising under or in connection with Section 5.5 hereof, shall only extend to matters for which a bona fide claim has been asserted by written notice of such claim delivered to the Indemnifying Party on or before the first anniversary of the Closing Date.

         8.6 Appointment of Seller Representative. The Sellers and Guarantors hereby appoint Gerald Harrison as their representative, who shall have full power and authority to make all decisions relating to the defense and/or settlement of any claims for which the Sellers or Guarantors may be required to indemnify Buyer (and vice versa) and to take such other actions (and any other actions reasonably related or ancillary thereto) provided to be taken after the Closing by the Sellers or the Guarantors. Decisions and actions by Gerald Harrison, including, without limitation, any agreement between Gerald Harrison and Buyer relating to the defense or settlement of any claims for which the Sellers or Guarantors may be required to indemnify Buyer, shall be binding upon all of the Sellers and Guarantors, and no Seller or Guarantor shall have the right to object, dissent, protest or otherwise contest the same. If Gerald Harrison shall die or become incapacitated then the other Sellers and Guarantors (acting by a majority vote) shall select another representative from among the Sellers and Guarantors (or their heirs, executors, administrators or personal representatives) to replace Gerald Harrison, which representative shall have the same rights and authorities as Gerald Harrison hereunder. By their execution of this Agreement, the Sellers and Guarantors shall be deemed to have agreed that (a) the provisions of this
Section 8.6 are independent and separable, irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Seller or Guarantor may have in connection with the transactions contemplated by this Agreement, (b) the remedy at law for any breach of the provisions of this Section 8.6 would be inadequate, (c) Buyer shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if it brings an action to enforce the provisions of this Section 8.6,
(d) the provisions of this Section 8.6 shall be binding upon the heirs, executors, administrators, personal representatives and successors of each Seller and Guarantor, and (e) any reference in this

Agreement to a Seller or Guarantor shall mean and include the successors to the Seller's or Guarantor's rights hereunder, whether pursuant to a testamentary disposition, the laws of descent and distribution, or otherwise.

9.       Guarantees.

         9.1 Harrison Guarantee. Harrison irrevocably and unconditionally guarantees as primary obligor the due and punctual performance by Oliveira of the agreements and obligations of Oliveira, and the completeness and accuracy of the representations and warranties made by Oliveira, under this Agreement and all agreements and instruments to be executed by Oliveira hereunder, including without limitation, Section 8, Indemnification. This guaranty shall survive the Closing and the liquidation of Oliveira.

         9.2 Purdie Guarantee. Purdie irrevocably and unconditionally guarantees as primary obligor the due and punctual performance by Dormera of the agreements and obligations of Dormera, and the completeness and accuracy of the representations and warranties made by Dormera, under this Agreement and all agreements and instruments to be executed by Dormera hereunder, including without limitation, Section 8, Indemnification. This guaranty shall survive the Closing and the liquidation of Dormera.

         9.3 Campbell Guarantee. Campbell irrevocably and unconditionally guarantees as primary obligor the due and punctual performance by Balmedie of the agreements and obligations of Balmedie, and the completeness and accuracy of the representations and warranties made by Balmedie, under this Agreement and all agreements and instruments to be executed by Balmedie hereunder, including without limitation, Section 8, Indemnification. This guaranty shall survive the Closing and the liquidation of Balmedie.

         9.4 Burns Guarantee. Burns irrevocably and unconditionally guarantees as primary obligor the due and punctual performance by Larlane of the agreements and obligations of Larlane, and the completeness and accuracy of the representations and warranties made by Larlane, under this Agreement and all agreements and instruments to be executed by Larlane hereunder, including without limitation, Section 8, Indemnification. This guaranty shall survive the Closing and the liquidation of Larlane.

10.      Miscellaneous.

         10.1 Payment of Certain Fees and Expenses. Each of the parties hereto shall pay the fees and expenses incurred by it in connection with the negotiation, preparation, execution and performance of this Agreement, including, without limitation, brokers' fees, attorneys' fees and accountants' fees.

         10.2 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or by courier, or mailed by first class mail, postage prepaid, return receipt requested, or sent by facsimile, as follows:

                 (a)      If to Sellers or Guarantors:

                          Mr. Gerald Harrison and Oliveira
                          34 The Middlings
                          Sevenoaks
                          Kent, TN13 2NW
                          United Kingdom
                          Facsimile 011-44-1732-742-746

                          Mr. George Purdie and Dormera
                          Merlins Brook
                          Park Road
                          Addington
                          West Malling
                          Kent ME19 5BQ
                          United Kingdom
                          Facsimile 011-44-1732-742-746

                          Mr. Neil Campbell and Balmedie
                          6 St. Johns Lane
                          Hartley
                          Kent DA3 8ET
                          United Kingdom
                          Facsimile 011-44-1732-742-746

                          Mr. David Burns and Larlane
                          2203 Crystal Hills Drive
                          Houston, Texas  77077
                          Facsimile (281) 556-5148

                 with a copy to:

                          Griggs & Harrison, P.C.
                          1301 McKinney, Suite 3200
                          Houston, Texas  77010
                          Attention:  Carolyn Campbell, Esq.
                          Facsimile (713) 651-1944


                 (b)      If to Buyer:

                          Mr. Jay Silverman, President
                          Eagle Geophysical, Inc.
                          50 Briar Hollow Lane, 6th Floor West
                          Houston, Texas 77027
                          Facsimile (713) 627-1020
                 with a copy to:

                          Gardere Wynne Sewell & Riggs, L.L.P.
                          333 Clay, Suite 800
                          Houston, Texas 77002
                          Attention:  N.L. Stevens III, Esq.
                          Facsimile (713) 308-5807

or to such other address as either party shall have specified by notice in writing to the other party. All such notices, requests, demands and communications shall be deemed to have been received on the earlier of the date of delivery or on the fifth business day after the mailing thereof.

         10.3 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

         10.4 Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, personal representatives, successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, personal representatives, successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         10.5 Assignability. This Agreement shall not be assignable by the Sellers without the prior written consent of Buyer or by Buyer without the prior written consent of the Sellers; provided, however, that Buyer shall be entitled to assign this Agreement to an affiliate without the consent of Sellers.

         10.6 Amendment; Waiver. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the parties hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving or his or her personal representative under Section 8.6. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, or agreements contained herein, and in any documents delivered or to be delivered pursuant to this Agreement and in connection with the Closing hereunder. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         10.7 Section Headings; Index. The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         10.8 Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

         10.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         10.10 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

         10.11 References. All references in this Agreement to Sections, paragraphs and other subdivisions refer to the Sections, paragraphs and other subdivisions of this Agreement unless expressly provided otherwise. The words "this Agreement", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Whenever the words "include", "includes" and "including" are used in this Agreement, such words shall be deemed to be followed by the words "without limitation". Each reference herein to a Schedule, Exhibit or Annex refers to the item identified separately in writing by the parties hereto as the described Schedule, Exhibit or Annex to this Agreement. All Schedules, Exhibits and Annexes are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

         10.12 Dispute Resolution. Any dispute, difference or question ("Dispute") between Buyer on one hand and the Sellers and Guarantors on the other ("Disputing Parties"), arising with respect to this Agreement shall be resolved in accordance with the following dispute resolution procedures:

                 (a) Good Faith Negotiations. The Disputing Parties shall endeavor, in good faith, to resolve the Dispute through negotiations. If the Disputing Parties fail to resolve the Dispute within a reasonable time, Buyer shall nominate a senior officer or officers of its management to meet with the Seller Representative appointed pursuant to Section 8.6 hereof at any mutually agreed location to resolve the Dispute.

                 (b) Mediation. In the event that the negotiations do not result in a mutually acceptable resolution, either Disputing Party may require that the Dispute shall be referred to mediation in Houston, Texas. One mediator shall be appointed by the agreement of the
         Parties.   The mediator shall be suitably qualified person having no
         direct or personal interest in the outcome of the Dispute. Mediation shall be held within thirty (30) days of referral to mediation. In the event the Disputing Parties are unable to agree to a mediator, the Parties agree to the appointment of a mediator pursuant to the Commercial Mediation Rules of the American Arbitration Association.

                 (c) Arbitration. In the event the Parties are unsuccessful in their mediation of the Dispute, either Disputing Party may request that the Dispute will be settled by arbitration by an arbitrator mutually acceptable to the Disputing Parties in an arbitration Proceeding conducted in Houston, Texas in accordance with the rules existing at the date hereof of the American Arbitration Association. If the Disputing Parties hereto cannot agree on an arbitrator within ten (10) business days of the initiation of the arbitration Proceeding, an arbitrator shall be selected for the Disputing Parties by the American Arbitration Association. The Disputing Parties shall use their reasonable best efforts to have the arbitral Proceeding concluded and a judgment rendered by the arbitrator within forty (40) business days of the initiation of the arbitration Proceeding. The decision of such arbitrator shall be final, and judgment upon the award rendered by the arbitration may be entered in any court having jurisdiction thereof, and the costs (including, without limitation, reasonable fees and expenses of counsel and experts for the Disputing Parties) of such arbitration (including the costs to enforce or preserve the rights awarded in the arbitration) shall be borne by the Disputing Party whom the decision of the arbitrator is against. If the decision of the arbitrator is not clearly against one of the disputing Parties or the decisions of the arbitrator is against more than one Disputing Party on one or more issues, the costs of such arbitration shall be borne equally by the Disputing Parties. Notwithstanding the foregoing, Buyer may apply to any court of competent jurisdiction for injunctive relief under Section 8.6 without breach of this arbitration provision.

                 (d) Consent to Jurisdiction; Venue. The parties hereto agree that all actions relating to Section 8.6 or to the enforcement of this
         Section 10.12 or any award rendered hereunder, and over which the United States federal courts have subject matter jurisdiction, shall be litigated, if at all, exclusively in the United States District Court for the Southern District of Texas, Houston Division, and, if necessary, the corresponding appellate courts. The parties further agree that all actions relating to Section 8.6 or to the enforcement of this Section 10.12 or any award rendered hereunder, and over which the United States federal courts do not have subject matter jurisdiction, shall be litigated, if at all, exclusively in the Courts of the State of Texas, in Harris County, and, if necessary, the corresponding appellate courts. Each party hereto hereby submits itself to the personal jurisdiction of, and consents to venue in, any such court, and hereby waives any claim it may otherwise have that such court lacks personal jurisdiction over it, or that such court is an inconvenient forum, with respect to any such matter or proceeding. Each party hereto further agrees to voluntarily appear and to enter a general appearance in any such proceeding which is brought in any such court. Each party hereto other than Buyer hereby appoints Carolyn Campbell and/or Griggs & Harrison, P.C. of Houston, Texas as its agent for service of process in any such matter or proceeding.

         10.13 Public Announcements. Except as may be required by Applicable Law, neither Buyer, on the one hand, nor Sellers, Guarantors, the Company, or any Subsidiary, on the other, shall issue any press release or otherwise make any public statements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party.

            [THE NEXT PAGE IS THE SIGNATURE PAGE TO THIS AGREEMENT]

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.

                                 SELLERS:

                                 OLIVEIRA LIMITED


                                 BY: s/Gerald Harrison
                                    ----------------------------------------
                                         Gerald Harrison, Attorney-in-Fact

                                 DORMERA LIMITED


                                 BY: s/George Purdie
                                    ----------------------------------------
                                         George Purdie, Attorney-in-Fact

                                 BALMEDIE LIMITED


                                 BY: s/Neil Campbell
                                    ----------------------------------------
                                         Neil Campbell, Attorney-in-Fact

                                 LARLANE LIMITED


                                 BY: s/ David Burns
                                    ----------------------------------------
                                         David Burns, Attorney-in-Fact


                                 GUARANTORS:


                                  s/Gerald Harrison
                                 -------------------------------------------
                                 GERALD HARRISON


                                  s/George Purdie
                                 -------------------------------------------
                                 GEORGE PURDIE


                                  s/Neil Campbell
                                 -------------------------------------------
                                 NEIL CAMPBELL
                                 s/David Burns
                                 -------------------------------------------
                                 DAVID BURNS


                                 BUYER:

                                 EAGLE GEOPHYSICAL, INC.


                                 BY: s/Jay N. Silverman
                                    ----------------------------------------
                                    JAY N. SILVERMAN, President

                                   EXHIBIT 1

                          ALLOCATION OF PURCHASE PRICE



                                 NUMBER OF PURCHASED
                                 SHARES TRANSFERRED              AMOUNT OF           NUMBER OF SHARES
       SELLER                         TO BUYER                      CASH              OF BUYER STOCK
       ------                         --------                      ----             ----------------
  Oliveira Limited                     15,667                      $31.34                188,000

  Dormera Limited                      15,666                      $31.33                188,000

  Balmedie Limited                     15,667                      $31.33                188,000

  Larlane Limited                       3,000                      $ 6.00                 36,000

                                   EXHIBIT 2

                         WARRANT CANCELLATION AGREEMENT

         This Warrant Cancellation Agreement (this "Agreement") is entered into as of __________, 1997 (the "Effective Date") by and between Energy Research International, a Cayman Islands corporation (the "Company"), and Seitel, Inc., a Delaware corporation ("Holder").

                                   RECITALS:

         1. Holder is the registered holder of 16,665 Ordinary Share Purchase Warrants (the "Warrants") to purchase Ordinary Shares of $0.001 of the Company (the "Ordinary Shares"), pursuant to that certain Warrant Certificate No. W-001 (the "Certificate") dated July 3, 1996.

         2. In connection with the consummation of the transactions contemplated under that certain Stock Purchase Agreement dated May __, 1997 by and among Eagle Geophysical, Inc., a Delaware corporation and wholly-owned, indirect subsidiary of Holder, the Company and others, Holder and the Company desire to terminate the Warrants and cancel the Certificate.

                                   AGREEMENT

         1. The Certificate is hereby terminated and the Warrants hereby cancelled effective as of the Effective Date.

         2. Effective as of the Effective Date, Holder and the Company agree that Holder shall have no further rights to acquire the Ordinary Shares pursuant to the Warrants, and the Company shall be under no further obligation to issue the ordinary shares in connection with the Warrants. Holder shall surrender the Certificate to the Company contemporaneously with the execution hereof.

         3. This Agreement constitutes the final and complete agreement between the parties hereto with respect to the subject matter hereof, and supersedes any prior agreements, whether oral or written, between the parties with respect to the subject matter hereof. This Agreement shall be governed by the laws of the State of Texas, without giving effect to any conflict of law rules or provisions.

         IN WITNESS WHEREOF, the parties have executed this Agreement, which may executed in multiple counterparts, through their duly authorized representatives.

                                        ENERGY RESEARCH INTERNATIONAL



                                        By:
                                            ---------------------------------
                                                 Name:
                                                       ----------------------
                                                 Title:
                                                        ---------------------

                                        SEITEL, INC.




                                        By:
                                            ---------------------------------
                                                 Name:
                                                       ----------------------
                                                 Title:
                                                        ---------------------

                                   EXHIBIT 3

                         EMPLOYMENT AGREEMENT AMENDMENT

         This Employment Agreement Amendment ("Amendment") is entered into this ____ day of ____________, 1997, by and between Exploration Holdings Limited (the "Company") and __________________ ("Executive").

                                    Recitals

         WHEREAS, the Company and Executive have previously entered into a Service Agreement for Senior Directors relating to the employment of Executive by the Company, which has been amended by an Employment Agreement Amendment dated July 3, 1996 (as so amended, the "Agreement");

         WHEREAS, Executive and the Company have agreed to enter into this Amendment and hereby amend certain terms of the Agreement as set forth herein;

                                   Agreement

         NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein, the parties hereby agree as follows:

         1. Executive and the Company hereby agree that the warrants to purchase up to 5,555 ordinary shares of US$0.001 of Energy Research International, a Cayman Islands corporation and the parent corporation of the Company, at a price of US$300.03 per ordinary share, granted to the Executive on July 3, 1996 pursuant to the Agreement are hereby cancelled.

         2. Executive is hereby granted stock options to purchase up to 75,000 shares of Common Stock, $0.01 par value per share, of Eagle Geophysical, Inc., a Delaware corporation and the ultimate parent corporation of the Company ("Eagle"), pursuant to Eagle's stock option plan at a price per share equal to the initial public offering price of such stock pursuant to Eagle's initial public offering being consummated on or about the date hereof. Such stock options shall vest in cumulative installments of one-third of the total shares subject thereto on each of the first, second and third anniversaries of the date hereof and will expire ten years from the date of grant or such earlier date as may be specified pursuant to Eagle's stock option plan. In addition, any such options that are not vested as of any date on which the Company terminates the Executive's employment not in accordance with this Agreement shall become fully vested on the date of such termination.

         3. The annual review date set forth in paragraph 7 of the Terms and Conditions of Employment, Particulars, is hereby amended to be each subsequent anniversary of the date hereof.

         4. Subsection 1.4.2 of the Agreement is hereby amended to read in its entirety as follows:

         "1.4.2 the relocation shall be within England or the United States of America; provided, however, any such relocation to the United States shall be only with the consent of Executive, which consent may not be unreasonably withheld by the Executive."


         5. Subsection 5.2 of the Agreement is hereby amended to read in its entirety as follows:

         "5.2 Any change in salary will be made at the Company's absolute discretion; provided, however in no event may the salary be reduced below the Salary reflected as item 6 of the Terms & Conditions of Employment attached as a part of the Agreement."

         6. The Company Executive Incentive Scheme contemplated in paragraph 13.1 of the Agreement is hereby amended for the calendar year ending December 31, 1997 to provide that the Executive shall be entitled to receive an amount equal to 50% of his base salary for such year under the Scheme if and only if the Operating Profit Margin (as defined in Paragraph 13.2 of the Agreement) of the Marine Business (as defined in Paragraph 13.2 of the Agreement) for such year equal or exceed 24% of revenues from the Marine Business.

         7. Section 13 of the Agreement is hereby amended by adding a new paragraph 13.2 thereto as follows:

13.2     Additional Incentive Bonus

         13.2.1 Additional Incentive Bonus. The Executive shall receive additional incentive bonuses, if earned,with respect to the fiscal years ending during the Term pursuant to Subsection 13.2.3 and/or 13.2.4 (each an "Additional Incentive Bonus"); provided, however, that no Additional Incentive Bonus for a fiscal year shall be payable if the Net After-Tax Profits (as hereinafter defined) for such fiscal year do not exceed Base Profits (as hereinafter defined).

         13.2.2           Definitions.

                          "Base Profits" shall mean 5% of gross revenues from the Marine Business.

                          "Chief Financial Officer" means the chief financial officer of Eagle Geophysical.

                          "Eagle Geophysical" means Eagle Geophysical, Inc., a Delaware corporation and the indirect parent corporation of the Company.

                          "Operating Profit Margin" means the amount of revenue less cost of sales of the Marine Business calculated by the Chief Financial Officer applying U.S. GAAP and such other accounting principles and assumptions as may be reasonable.

                          "Marine Business" means the marine seismic data acquisition business of the Company and its wholly owned subsidiaries and of any other company that is a direct or indirect wholly owned subsidiary of Eagle Geophysical.

                          "Net After-Tax Profits" shall, for the purposes hereof, mean the amount of net profits of the Marine Business calculated by the Chief Financial Officer applying U.S. GAAP and such other accounting principles and assumptions as may be reasonable and taking into account expenses attributable to allocable overhead (based on revenues) from all other companies controlled by or under common control with the Company engaged in the Marine Business and of such companies' parent corporation(s), and subtracting therefrom all income tax liabilities attributable to the Marine Business.

         13.2.3 Applicable Percentage Bonus. If Net After-Tax Profits for a fiscal year exceed Base Profits for such fiscal year, the Executive shall receive an Additional Incentive Bonus (in addition to any Additional Incentive Bonus pursuant to Subsection 13.2.4) equal to the Applicable Percentage set forth in the table below multiplied by the difference between actual Net After- Tax Profits and Base Profits.

                        Net After-Tax Profits
                     (percent of gross revenues)                       Applicable Percentage
                     ---------------------------                       ---------------------
                    greater than 5%, but less than                             2.0%
                          or equal to 6%

                    greater than 6%, but less than                             2.5%
                          or equal to 7%

                          greater than 7%                                      3.0%

         13.2.4 Significant Increase in Revenues Bonus. If Net After-Tax Profits for a fiscal year after 1997 exceed Base Profits for such fiscal year, and if gross revenues of the Marine Business for such fiscal year increase by an amount of 20% or more as compared to the gross revenues of the Marine Business for the previous fiscal year, the Executive shall receive an Additional Incentive Bonus equal to 3% multiplied by the excess, if any, of the Net After-Tax Profits for such fiscal year over the greater of (i) the Net After-Tax Profits for the prior fiscal year or (ii) Base Profits for the prior fiscal year.

         13.2.5 Payment of Additional Incentive Bonus. The Chief Financial Officer shall calculate the Net After-Tax Profits, and any

                          Additional Incentive Bonus payable to the Executive in connection therewith, shall certify such calculations and shall deliver such calculations to the Executive as soon as reasonably practicable after the end of each fiscal year, but in any event within seventy-five (75) days following the end of such fiscal year. Any Additional Incentive Bonus payable hereunder shall be paid by the Company to the Executive within seven (7) days of delivery of such calculations by the Chief Financial Officer and in any event within eighty-two (82) days following the end of the applicable fiscal year.

         8. Section 28 of the Agreement is hereby amended to read in its entirety as follows:

"28.     DISPUTES

28.1 Arbitration. Any dispute, difference or question ("Dispute") between Executive and the Company ("Disputing Parties"), arising with respect to the Agreement or Executive's employment under the Agreement that is not resolved promptly by the Disputing Parties shall be resolved by binding arbitration as follows. In the event the Parties are unable to resolve the Dispute within 14 days following written notice from one Disputing Party to the other setting forth the basis of the Dispute, then either Disputing Party may request that the Dispute be settled by binding arbitration by an arbitrator mutually acceptable to the Disputing Parties in an arbitration proceeding conducted in Houston, Texas in accordance with the rules existing at the date hereof of the American Arbitration Association. If the Disputing Parties hereto cannot agree on an arbitrator within ten (10) business days of the initiation of the arbitration proceeding, an arbitrator shall be selected for the Disputing Parties by the American Arbitration Association. The Disputing Parties shall use their reasonable best efforts to have the arbitration proceeding concluded and a judgment rendered by the arbitrator within forty (40) business days of the initiation of the arbitration proceeding. The decision of such arbitrator shall be final, and judgment upon the award rendered by the arbitration may be entered in any court having jurisdiction thereof, and the costs (including, without limitation, reasonable fees and expenses of counsel and experts for the Disputing Parties) of such arbitration (including the costs to enforce or preserve the rights awarded in the arbitration) shall be borne by the Disputing Party whom the decision of the arbitrator is against. If the decision of the arbitrator is not clearly against one of the Disputing Parties or the decisions of the arbitrator is against more than one Disputing Party on one or more issues, the costs of such arbitration shall be borne equally by the Disputing Parties.

28.2 Consent to Jurisdiction; Venue. The parties hereto agree that all actions relating to the enforcement of this Section or any award rendered hereunder, and over which the United States federal courts have subject matter jurisdiction, shall be litigated, if at all, exclusively in the United States District Court for the Southern District of Texas, Houston Division, and, if necessary, the corresponding appellate courts. The parties further agree that all actions relating to the enforcement of this Section or any award rendered hereunder, and over which the

                 United States federal courts do not have subject matter jurisdiction, shall be litigated, if at all, exclusively in the Courts of the State of Texas, in Harris County, and, if necessary, the corresponding appellate courts. Each party hereto hereby submits itself to the personal jurisdiction of, and consents to venue in, any such court, and hereby waives any claim it may otherwise have that such court lacks personal jurisdiction over it, or that such court is an inconvenient forum, with respect to any such matter or proceeding. Each party hereto further agrees to voluntarily appear and to enter a general appearance in any such proceeding which is brought in any such court. Executive hereby appoints Carolyn Campbell and/or Griggs & Harrison, P.C. of Houston, Texas as its agent for service of process in any such matter or proceeding."

28.3 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the United Kingdom, without regard to the conflicts of laws provisions thereunder.

         9. Except as specifically amended hereby, the terms and provisions of the Agreement shall continue in full force and effect.


SIGNED as a Deed          )
by the Company            )
acting by its             )           -------------------------------------
               ---------              ----------------------


SIGNED as a Deed          )
by the Executive          )
                                      -------------------------------------

                                   EXHIBIT 4

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement"), is entered into as of ___________, 1997 (the "Effective Date"), by and between EAGLE GEOPHYSICAL OFFSHORE, INC., a Texas corporation (the "Company"), and DAVID BURNS (the "Executive").

         The Company desires to employ the Executive and the Executive desires to accept employment with the Company, on the terms and conditions of this Agreement.

         Accordingly, the parties agree as follows:

         1.      Employment Duties and Acceptance.

                 1.1 Employment by the Company; Duties. The Company hereby agrees to employ the Executive for a term commencing on the Effective Date, and expiring at the end of the day twenty-four (24) months from the Effective Date (such date, or later date to which this Agreement is extended in accordance with the terms hereof, the "Termination Date"), unless earlier terminated as provided in Section 4 or unless extended as provided herein (the "Term"). The Term shall be automatically extended commencing on the second anniversary of the Effective Date and on each anniversary of the Effective Date thereafter (such date and each anniversary of such date being a "Renewal Date"), so as to terminate twelve (12) months from such Renewal Date, unless and until at least six (6) months prior to a Renewal Date either party hereto gives written notice to the other that the Term should not be extended beyond the next Renewal Date, in which event the Termination Date shall be the Renewal Date following such notice. During the Term, the Executive shall serve in the capacity of Vice President - U.S. Offshore Operations of the Company and shall also serve in those offices and directorships of subsidiary and parent corporations or entities of the Company to which he may from time to time be appointed or elected. During the Term, the Executive shall devote all reasonable efforts and all of his business time and services to the Company, subject to the direction of the Board of Directors of the Company (the "Board"). The Executive shall not engage in any other business activities except for passive investments in corporations or partnerships not engaged in the Company Business (as hereinafter defined) pursuant to Section 3 hereof.

                 1.2 Acceptance of Employment by the Executive. The Executive hereby accepts such employment and shall render the services and perform the duties described above.

         2.      Compensation and Other Benefits.

                 2.1 Annual Salary. The Company shall pay to the Executive an annual salary at a rate of not less than one hundred forty thousand dollars ($140,000) per year (the "Annual Salary"), subject to increase at the sole discretion of the Board. The Annual Salary shall be payable in accordance with the payroll policies of the Company as from time to time in effect, but in no event less frequently than once each month, less such deductions as shall be required to be withheld by applicable law and regulations.

                 2.2      Incentive Bonus.

                          Executive Incentive Scheme.  The Executive shall be
entitled to participate in a Company Executive Incentive Scheme (the "Incentive Scheme") which, subject to the conditions below, shall give the Executive the potential to receive additional remuneration of up to 50% of salary each year.

                          2.2.1   The Company shall define the Incentive Scheme
annually on or before February 28th in each year for the Calendar year to which it relates.

                          2.2.2   The Incentive Scheme may take the form of a
single Company goal, for example profit performance or several individual targets such as productivity, etc., and may be varied each year.

                          2.2.3   Any remuneration earned under the Incentive
Scheme for a particular year shall be paid on or before 1st June of the following calendar year.

                          2.2.4   The Executive shall receive remuneration
under the Incentive Scheme for 1997 equal to 50% of his base salary if and only if the Operating Profit Margin (as defined in Section 2.3 of this Agreement) of the Marine Business (as defined in Section 2.3 of this Agreement) for such year equal or exceed 24% of revenues from the Marine Business.

                 2.3      Additional Incentive Bonus.

                          2.3.1   Grant of Additional Incentive Bonus.  The
Executive shall receive an additional incentive bonus, if earned, with respect to the fiscal years ending during the Term (the "Additional Incentive Bonus"); provided, however, that an Additional Incentive Bonus for a fiscal year shall only be payable if the Net After-Tax Profits (as hereinafter defined) for such fiscal year exceed Base Profits (as hereinafter defined).

                          2.3.2   Definitions.

                          "Base Profits" shall mean 5% of gross revenues from
the Marine Business.

                          "Chief Financial Officer" means the chief financial
officer of Eagle.

                          "Eagle" shall mean Eagle Geophysical, Inc., a
Delaware corporation.

                          "Operating Profit Margin" means the amount of revenue
less cost of sales of the Marine Business calculated by the Chief Financial Officer applying U.S. generally accepted accounting principles and such other accounting principles and assumptions as may be reasonable.

                          "Marine Business" means the marine seismic data
acquisition business of the Company and its wholly owned subsidiaries and of any other company that is a direct or indirect wholly owned subsidiary of Eagle.

                          "Net After-Tax Profits" means the amount of net
profits of the Marine Business calculated by the Chief Financial Officer applying U.S. generally accepted accounting principles and such other accounting principles and assumptions as may be reasonable and taking into account expenses attributable to allocable overhead (based on revenues) from all other companies controlled by or under common control with the Company engaged in the Marine Business and of such companies' parent corporation(s), and subtracting therefrom all income tax liabilities attributable to the Marine Business.

                          2.3.3   Calculation of Bonus.  If Net After-Tax
Profits for a fiscal year exceed Base Profits for such fiscal year, the Executive shall receive an Additional Incentive Bonus equal to the Applicable Percentage set forth in the table below multiplied by the difference between actual Net After-Tax Profits and Base Profits.

                       Net After-Tax Profits
                    (percent of gross revenues)                       Applicable Percentage
                    ---------------------------                       ---------------------
                   greater than 5%, but less than                             1.0%
                           or equal to 6%

                   greater than 6%, but less than                             1.5%
                           or equal to 7%

                          greater than 7%                                     2.0%

                          2.3.4   Applicable Percentage if Significant Increase
in Revenues. Notwithstanding the determination of Applicable Percentage in the table set forth in Subsection 2.3.3 above, if gross revenues for a fiscal year of the Marine Business increase by an amount of 20% or more as compared to gross revenues for the previous fiscal year of the Marine Business, then the Applicable Percentage for such fiscal year will be 2.0% so long as Net After Tax Profits for such fiscal year exceed Base Profits for such fiscal year.

                          2.3.5   Payment of Additional Incentive Bonus.  The
Chief Financial Officer shall calculate the Net After-Tax Profits, and any Additional Incentive Bonus payable to the Executive in connection therewith, shall certify such calculations and shall deliver such calculations to the Executive as soon as reasonably practicable after the end of each fiscal year, but in any event within seventy-five (75) days following the end of such fiscal year. Any Additional Incentive Bonus payable hereunder shall be paid by the Company to the Executive within seven (7) days of delivery of such calculations by the Chief Financial Officer and in any event within eighty-two (82) days following the end of the applicable fiscal year. The additional remuneration payable pursuant to Section 2.2 hereof and the Additional Incentive Bonus payable pursuant to this Section 2.3 are hereinafter collectively referred as the "Bonuses."

                 2.4 Grant of Option. The Company agrees to grant the Executive, pursuant to the terms of Eagle's Option Plan created in connection with the initial public offering (the "IPO") of Eagle's common stock, options to acquire seventy-five thousand (75,000) shares of

Eagle's common stock, at an exercise price equal to the IPO issue price. Such stock options shall vest over a period of three years, with stock options to acquire 25,000 shares vesting on each of the first three anniversaries of the Effective Date, subject to the terms of the Company's Option Plan. The Company agrees to use all reasonable efforts, consistent with the foregoing, to ensure that such stock options meet all requirements for treatment as Incentive Stock Options under the Internal Revenue Code of 1986, as amended, and that such stock option plan meets the requirements of Rule 16b-3, promulgated under
Section 16 of the Securities Exchange Act of 1934, as amended (the "Act").

                 2.5 Vacation Policy. The Executive shall be entitled to a paid vacation of five weeks during each year of the Term.

                 2.6 Participation in Employee Benefit Plans. The Company agrees to permit the Executive during the Term, if and to the extent eligible, to participate in any group life, hospitalization or disability insurance plan, health program, pension plan, similar benefit plan or other so-called "fringe benefits" of the Company (collectively, "Benefits") which may be available to other executives of the Company on terms no less favorable to the Executive than the terms offered to such other executives. The Company agrees to use its best efforts to obtain immediate coverage for the Executive upon the commencement of the Term under its existing or newly adopted medical expense and hospitalization plan for employees without premium surcharge and without exclusions for disclosed preexisting conditions. The Executive shall cooperate with the Company in applying for such coverage, including submitting to a physical exam and providing all relevant health and personal data.

                 2.7 General Business Expenses. The Company shall pay or reimburse the Executive for all expenses reasonably and necessarily incurred by the Executive during the Term in the performance of the Executive's services under this Agreement. Such payment shall be made upon presentation of such documentation as the Company customarily requires of its senior executive employees prior to making such payments or reimbursements.

                 2.8 Company Car and Cellular Telephone. The Company shall pay the Executive a car allowance of five hundred and no/100 dollars ($500.00) per month, which the Executive may apply, in his discretion, to the cost associated with purchasing or leasing, insuring, operating and maintaining an automobile of the Executive's choice. The Executive may use the automobile for personal as well as business purposes. The Company shall also furnish the Executive with a cellular telephone of his choice and the Company shall pay all charges in connection with the use thereof, other than charges for calls not related to the Executive's duties hereunder.

         3.      Non-Competition, Confidentiality and Company Property.

                 3.1 Covenants Against Competition. The Executive acknowledges that (i) the Company is currently engaged in the business of owning, managing and operating seismic data acquisition equipment and hiring and managing crews to operate such equipment, which equipment and crews are contracted or hired for the purpose of performing geological surveys onshore and offshore (the "Company Business"); (ii) his work for the Company will give him access to trade secrets of and confidential information concerning the Company; and (iii) the agreements and covenants contained in this Agreement are essential to protect the business and goodwill of the Company. Accordingly, the Executive covenants and agrees as follows:

                          3.1.1   Non-Compete.  As an independent covenant, and
in order to enforce the provisions of Sections 3.1.3 and 3.1.5 hereof and the other provisions of this Agreement, the Executive agrees that he shall not during the Restricted Period (as hereinafter defined) within a one hundred
(100) mile radius of any office of the Company or any of its affiliates, including, without limitation, the locations specified from time to time pursuant to Section 7.2 hereof and any field offices, directly or indirectly (except in the Executive's capacity as an officer of the Company), (i) engage or participate in the Company Business; (ii) enter the employ of, or render any other services to, any person engaged in the Company Business except as permitted hereunder; or (iii) become interested in any such person in any capacity, including, without limitation, as an individual, partner, shareholder, lender, officer, director, principal, agent or trustee except as permitted hereunder; provided, however, that the Executive may own, directly or indirectly, solely as an investment, securities of any person traded on any national securities exchange or listed on the National Association of Securities Dealers Automated Quotation System if the Executive is not a controlling person of, or a member of a group which controls, such person and the Executive does not, directly or indirectly, own 5% or more of any class of equity securities, or securities convertible into or exercisable or exchangeable for 5% or more of any class of equity securities, of such person. As used herein, the "Restricted Period" shall mean a period commencing on the date hereof and terminating upon the first to occur of (a) the date on which the Company terminates or is deemed to terminate the Executive's employment without Cause (as hereinafter defined), (b) the date the Executive terminates or is deemed to terminate his employment pursuant to Section 4.6 hereof or (c) the date of termination of this Agreement; provided, however, that if the Company shall have terminated the Executive's employment for Cause and such Cause in fact exists or if the Executive shall have terminated his employment with the Company in breach of the terms of this Agreement, the Restricted Period shall end one (1) year following the termination of the Executive's employment hereunder.

                          3.1.2   Customers.  As an independent covenant, the
Executive also agrees to refrain during the Restricted Period, without written permission from the Company, from diverting, taking, soliciting and/or accepting on his own behalf or on the behalf of another person, firm, or company, the business of any past or present customer of the Company, its divisions, subsidiaries and/or other affiliated entities, or any identified prospective or potential customer of the Company, its divisions, subsidiaries and/or affiliated entities, whose identity became known to the Executive through his employment by the Company.

                          3.1.3   Confidential Information.

                                  3.1.3.1  The Executive acknowledges that the
Company has a legitimate and continuing proprietary interest in the protection of its confidential information and that it has invested substantial sums and will continue to invest substantial sums to develop, maintain and protect confidential information. The Company agrees to provide the Executive access to confidential information in conjunction with the Executive's duties, including, without limitation, information of a technical and business nature regarding the Company's past, current or anticipated business that may encompass financial information, financial figures, trade secrets, customer lists, details of client or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, Company employee information, organizational charts, new personnel acquisition plans, technical processes, designs and design projects, inventions and research projects, ideas, discoveries, inventions, improvements, trade secrets, design specifications, writings and other works of authorship. In exchange, as an independent covenant, the Executive agrees not to make any unauthorized use, publication, or disclosure, during or subsequent to his employment by the Company, of any Intellectual Property of a confidential or trade secret nature, generated or acquired by him during the course of his employment, except to the extent that the disclosure of Intellectual Property Information is necessary to fulfill his responsibilities as an employee of the Company. The Executive understands that confidential matters and trade secrets include information not generally known by or available to the public about or belonging to the Company, its divisions, subsidiaries, and related affiliates, or belonging to other companies to whom the Company, its divisions, subsidiaries, and related affiliates, may have an obligation to maintain information in confidence, and that authorization for public disclosure may only be obtained through the Company's written consent.

                                  3.1.3.2  The Executive further agrees not to
disclose to the Company, or induce any personnel of the Company to use, any confidential information, trade secret, or confidential material belonging to others.

                                  3.1.3.3  The Executive agrees that the
covenants set forth in Sections 3.1.3.1 and 3.1.3.2 are independent covenants and indefinite obligations binding upon the Executive both during and after the termination of the Executive's relationship with the Company.

                          3.1.4   Property of the Company.  All memoranda,
notes, lists, records, engineering drawings, technical specifications and related documents and other documents or papers (and all copies thereof) relating to the Company, including such items stored in computer memories, microfiche or by any other means, made or compiled by or on behalf of the Executive after the date hereof, or made available to the Executive after the date hereof relating to the Company, its affiliates or any entity which may hereafter become an affiliate thereof, shall be the property of the Company, and shall be delivered to the Company promptly upon the termination of the Executive's employment with the Company or at any other time upon request; provided, however, that the Executive's address books, diaries, chronological correspondence files and rolodex files shall be deemed to be property of the Executive.

                          3.1.5   Original Material.  The Executive agrees that
any inventions, discoveries, improvements, ideas, concepts or original works of authorship relating directly to the Company Business, including without limitation information of a technical or business nature such as ideas, discoveries, designs, inventions, improvements, trade secrets, know-how, manufacturing processes, product formulae, design specifications, writings and other works of authorship, computer programs, financial figures, marketing plans, customer lists and data, business plans or methods and the like, which relate in any manner to the actual or anticipated business or the actual or anticipated areas of research and development of the Company and its divisions, subsidiaries, affiliates, or related entities, whether or not protectable by patent or copyright, that have been originated, developed or reduced to practice by the Executive alone or jointly with others during the Executive's employment with the Company shall be the property of and belong exclusively to the Company. The Executive shall promptly and fully disclose to the Company the origination or development by the Executive of any such material and shall provide the Company with any information that it may reasonably request about such material. Either during the subsequent to the Executive's employment, upon the request and at the expense of the Company or its nominee, and for no remuneration in addition to that due the Executive pursuant to his employment by the Company, but at no expense to him, the Executive agrees to execute, acknowledge, and deliver to the Company or its attorneys any and all instruments which, in the judgment of the Company or its attorneys, may be necessary or desirable to secure or maintain for the benefit of the Company adequate patent, copyright, and other property rights in the United States and foreign countries with respect to any such inventions, improvements, ideas, concepts, or original works of authorship embraced within this Agreement.

                          3.1.6   Employees of the Company and its Affiliates.
As an independent covenant, the Executive agrees to refrain during his employment by the Company, and in the event of the termination of his employment for any reason for a period of one year thereafter, from inducing or attempting to influence any employee of the Company, its divisions, subsidiaries and/or affiliated entities to terminate his employment.

                          3.1.7   Company's Interest.  The Executive further
agrees that these covenants are made to protect the legitimate business interests of the Company, including interests in the Company's property described in and pursuant to Section 3.1.4 and Section 3.1.5, and not to restrict his mobility or to prevent him from utilizing his general technical skills. The Executive understands as a part of these covenants that the Company intends to exercise whatever legal recourse against him for any breach of this Agreement and, in particular, for any breach of these covenants.

                 3.2 Rights and Remedies Upon Breach. If the Executive breaches, or threatens to commit a breach of, any of the provisions contained in Section 3.1 of this Agreement (the "Restrictive Covenants"), the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity:

                          3.2.1   Specific Performance.  The right and remedy
to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company.

                          3.2.2   Accounting.  The right and remedy to require
the Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by the Executive as the result of any action constituting a breach of the Restrictive Covenants.

                 3.3 Severability of Covenants. The Executive acknowledges and agrees that the Restrictive Covenants are reasonable and valid in duration and geographical scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect without regard to the invalid portions.

                 3.4 Court Review. If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographical scope of, or scope of activities restrained by, such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

                 3.5 Enforceability in Jurisdictions. The Company and the Executive intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the Company that such determination not bar or in any way affect the right of the Company to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenants, as to breaches of such Restrictive Covenants in such other respective jurisdictions, such Restrictive Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

         4.      Termination.

                 4.1 Termination Upon Death. If the Executive dies during the Term, this Agreement shall terminate, provided, however, that in any such event, the Company shall pay to the Executive, or to his estate, any portion of the Annual Salary that shall have been earned by the Executive prior to the termination but not yet paid, any Benefits that have vested in the Executive at the time of such termination as a result of his participation in any of the Company's benefit plans shall be paid to the Executive, or to his estate or designated beneficiary, in accordance with the provisions of such plan; and the Company shall reimburse the Executive, or his estate, for any expenses with respect to which the Executive is entitled to reimbursement pursuant to Section
2.7 of this Agreement, and the Executive's right to indemnification, payment or reimbursement pursuant to Section 6 of this Agreement shall not be affected by such termination and shall continue in full force and effect, both with respect to proceedings that are threatened, pending or completed at the date of such termination and with respect to proceedings that are threatened, pending or completed after that date.

                 4.2 Termination With Cause. The Company has the right, at any time during the Term, subject to all of the provisions hereof, exercisable by serving notice, effective on or after the date of service of such notice as specified therein, to terminate the Executive's employment under this Agreement and discharge the Executive with Cause. If such right is exercised, the Company's obligation to the Executive shall be limited solely to the payment of unpaid Annual Salary accrued, together with unpaid Bonuses, if any, and Benefits vested up to the effective date specified in the Company's notice of termination. As used in this Agreement, the term "Cause" shall mean and include (i) chronic alcoholism or controlled substance abuse as determined by a doctor reasonably selected by the Company, (ii) an act of proven fraud or dishonesty on the part of the Executive with respect to the Company or its subsidiaries; (iii) knowing and material failure by the Executive to comply with material applicable laws and regulations relating to the business of the Company or its affiliates; (iv) the Executive's continuing failure to satisfactorily perform his duties hereunder (as reasonably determined by the Board) or a material breach by the Executive of this Agreement except, in each case, where such failure or breach is caused by the illness or other similar incapacity or disability of the Executive; or (v) conviction of a crime involving moral turpitude or a felony. Prior to the effectiveness of termination for Cause under subclause (i), (ii), (iii) or (iv) above, the Executive shall be given 30 days' prior notice from the Board specifically identifying the reasons which are alleged to constitute Cause for any termination hereunder and an opportunity to be heard by the Board in the event the Executive disputes such allegations.

                 4.3 Termination Without Cause. The Company has the right, at any time during the Term, subject to all of the provisions hereof, exercisable by serving notice, effective on or after the date of service of such notice as specified therein, to terminate the Executive's employment under this Agreement and discharge the Executive without Cause. If the Executive is terminated during the Term without Cause (including any termination which is deemed to be a constructive termination without Cause under Section 4.6 hereof), the Company's obligation to the Executive shall be limited solely to
(i) the payment, at the times and upon the terms provided for herein, of (A) the Executive's Annual Salary and car allowance (as set forth in Section 2.8 hereof) for the months remaining in the Term at the time of such termination, based on the Annual Salary of the Executive in effect on the date of termination (or, if the Company has reduced the Executive's Annual Salary in breach of this Agreement, the Executive's Annual Salary before such reduction), and (B) all unpaid bonuses and Benefits awarded or accrued up to the date of termination, and (ii) the vesting of any unvested stock options granted by the Company pursuant to Section 2.4 hereof. In the event of a termination by the Company without Cause within 180 days after Change of Control (as hereinafter defined), including a constructive termination without Cause pursuant to
Section 4.6, the amounts due to the Executive pursuant to this Section 4.3 shall be due and payable in one lump-sum payment within 60 days after such termination. In all other cases, any amounts due to the Executive pursuant to this Section 4.3 shall be due and payable as and when they would have become due and payable absent such termination.

                 4.4 Termination by the Executive. Any termination of this Agreement by the Executive during the Term, except such termination as is deemed to be a constructive termination without Cause by the Company under
Section 4.6 of this Agreement, shall be deemed to be a breach of the terms of this Agreement for the purposes of Section 3.1.1 hereof and shall entitle the Company to discontinue payment of all Annual Salary, Bonuses and Benefits accruing from and after the date of such termination.

                 4.5 Termination upon Disability. If during the Term the Executive becomes physically or mentally disabled, whether totally or partially, as determined by a physician reasonably selected by the Company, so that the Executive is unable substantially to perform his services hereunder for (i) a period of four consecutive months, or (ii) for shorter periods aggregating six months during any twelve-month period, the Company may at any time after the last day of the four consecutive months of disability or the day on which the shorter periods of disability equal an aggregate of six months, by written notice to the Executive, terminate the Executive's employment hereunder and discontinue payments of the Annual Salary, Bonuses and

Benefits accruing from and after the date of such termination. The Executive shall be entitled to the full compensation payable to him hereunder for periods of disability shorter than the periods specified in clauses (i) and (ii) of the previous sentence.

                 4.6 Constructive Termination Without Cause. Notwithstanding any other provision of this Agreement, the Executive's employment under this Agreement may be terminated during the Term by the Executive, which shall be deemed to be constructive termination by the Company without Cause, if one of the following events shall occur without the consent of the Executive: (i) a failure to elect or reelect or to appoint or reappoint the Executive to the office of Vice President - U.S. Offshore Operations of the Company or other material change by the Company of the Executive's functions, duties or responsibilities which change would reduce the ranking or level, dignity, responsibility, importance or scope of the Executive's position with the Company from the position and attributes thereof described in Section 1 above; (ii) the liquidation, dissolution, consolidation or merger of the Company, or transfer of all or substantially all of its assets, other than a transaction in which a successor corporation with a net worth at least equal to that of the Company assumes this Agreement and all obligations and undertakings of the Company hereunder; (iii) a reduction in the Executive's fixed salary;
(iv) the failure of the Company to continue to provide the Executive with office space, related facilities and secretarial assistance that are commensurate with the Executive's responsibilities to and position with the Company; (v) the notification by the Company of the Company's intention not to observe or perform one or more of the obligations of the Company under this Agreement; (vi) the failure by the Company to indemnify, pay or reimburse the Executive at the time and under the circumstances required by Section 6 of this Agreement; or (vii) the occurrence of any other material breach of this Agreement by the Company or any of its subsidiaries. Any such termination shall be made by written notice to the President of the Company, specifying the event relied upon for such termination and given within 60 days after such event. Any constructive termination shall be effective 60 days after the date the President of the Company has been given such written notice setting forth the grounds for such termination with specificity; provided, however, that the Executive shall not be entitled to terminate this Agreement in respect of any of the grounds set forth above if within 60 days after such notice the action constituting such ground for termination is no longer continuing. A constructive termination by the Company without Cause shall terminate the Restrictive Period hereunder.

                 4.7 For the purposes hereof, a "Change of Control of the Company" shall be deemed to have occurred if after the effective date and the IPO (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the
Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities without the prior approval of at least a majority of the members of the Board in office immediately prior to such person attaining such percentage interest;
(ii) there occurs a proxy contest or a consent solicitation, or the Company is a party to a merger, consolidation, sale of assets, plan of liquidation or other reorganization not approved by at least a majority of the members of the Board in office, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or (iii) during any period of two consecutive years, other than as a result of an event described in clause (ii) of this Section 4.7, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

         5. Insurance. The Company may, from time to time, apply for and take out, in its own name and at its own expense, naming itself or one or more of its affiliates as the designated beneficiary (which it may change from time to time), policies for life, health, accident, disability or other insurance upon the Executive in any amount or amounts that it may deem necessary or appropriate to protect its interest. The Executive agrees to aid the Company in procuring such insurance by submitting to medical examinations and by filling out, executing and delivering such applications and other instruments in writing as may reasonably be required by an insurance company or companies to which any application or applications for insurance may be made by or for the Company.

         6.      Indemnification.

                 6.1 The Company shall, to the maximum extent not prohibited by law, indemnify the Executive if he is made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company to procure a judgment in its favor (collectively, a "Proceeding"), by reason of the fact that the Executive is or was a director or officer of the Company, or is or was serving in any capacity at the request of the Company for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements) paid or incurred in connection with any such Proceeding.

                 6.2 The Company shall, from time to time, reimburse or advance to the Executive the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding in advance of the final disposition of such Proceeding; provided, however, that, if required by the Texas Business Corporation Act, such expenses incurred by or on behalf of the Executive may be paid in advance of the final disposition of a Proceeding only upon receipt by the Company of an undertaking, by or on behalf of the Executive, to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that the Executive is not entitled to be indemnified for such expenses.

                 6.3 The right to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 6 shall not be deemed exclusive of any other rights which the Executive may now or hereafter have under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                 6.4 The right to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 6 shall continue as to the Executive after he has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of the Executive.

                 6.5 The Company shall purchase and maintain director and officer liability insurance on such terms and providing such coverage as the Board determines is appropriate, and the Executive shall be covered by such insurance on the same basis as the other directors and executive officers of the Company.

                 6.6 The right to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 6 shall be enforceable by the Executive in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Company. Neither the failure of the Company (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Company (including its board of directors, independent legal counsel, or its stockholders) that the Executive is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that the Executive is not so entitled. The Executive shall also be indemnified for any expenses incurred in connection with successfully establishing his right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

                 6.7 If the Executive serves (i) another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Company, (ii) another corporation which owns a majority of the shares entitled to vote in the election of the directors of the Company (a "Parent Corporation") or of which a majority of the shares entitled to vote in the election of its directors is held by the Parent Corporation or
(iii) any employee benefit plan of the Company or any corporation referred to in clause (i) or (ii), in any capacity, then he shall be deemed to be doing so at the request of the Company.

                 6.8 The right to indemnification or reimbursement or advancement of expenses shall be interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding.

         7.      Other Provisions.

                 7.1 Certain Definitions. As used in this Agreement, the following terms have the following meanings unless the context otherwise requires:

                          (i) "affiliate" with respect to the Company means any other person controlled by or under common control with the Company but shall not include any stockholder or director of the Company, as such.

                          (ii) "person" means any individual, corporation, partnership, firm, joint Company, association, joint-stock company, trust, unincorporated organization, governmental or regulatory body or other entity.

                          (iii) "subsidiary" means any corporation 50% or more of the voting securities of which are owned directly or indirectly by the Company.

                 7.2 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, on the date of actual receipt thereof, as follows:

                          (i)     if to the Company, to:

                                  Eagle Geophysical Offshore, Inc.
                                  50 Briar Hollow Lane
                                  West Building, 6th Floor
                                  Houston, Texas  77027
                                  Attention:  President

                                  with a copy to:

                                  Gardere Wynne Sewell & Riggs, L.L.P.
                                  333 Clay Avenue, Suite 800
                                  Houston, Texas  77002
                                  Attention:  N. L. Stevens III

                          (ii)    if to the Executive, to:

                                  David Burns
                                  2203 Crystal Hills Drive
                                  Houston, Texas 77077

Any party may change its address for notice hereunder by notice to the other party hereto.

                 7.3 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

                 7.4 Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

                 7.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas (without giving effect to the choice of law provisions thereof) where the employment of the Executive shall be deemed, in part, to be performed and enforcement of this Agreement or any action taken or held with respect to this Agreement shall be taken in the courts of appropriate jurisdiction in Houston, Texas.

                 7.6 Assignment. This Agreement, and any rights and obligations hereunder, may not be assigned by the Executive and may be assigned by the Company (subject to Section 4.6 (iii) hereof) only to a successor by merger or purchasers of substantially all of the assets of the Company.

                 7.7 Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 7.8 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                 7.9 Validity Contest. The Company shall promptly pay any and all legal fees and expenses incurred by the Executive from time to time as a direct result of the Company's contesting the due execution, authorization, validity or enforceability of this Agreement.

                 7.10 Binding Agreement. This Agreement shall inure to the benefit of and bit binding upon the Company and its respective successors and assigns and the Executive and his legal representatives.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                  EAGLE GEOPHYSICAL OFFSHORE, INC.


                                  By:
                                     -----------------------------------
                                          Name:
                                               -------------------------
                                          Title:
                                                ------------------------


                                  EXECUTIVE



                                  --------------------------------------
                                          David Burns

                                   EXHIBIT 5

                     TERMINATION OF SHAREHOLDER'S AGREEMENT

         This Agreement (this "Agreement") is dated effective as of _______, 1997 (the "Effective Date"), by and among Energy Research International, a Cayman Islands corporation (the "Company"), Eagle Geophysical, Inc., a Delaware corporation (as assignee of Seitel, Inc., a Delaware corporation), Oliveira Limited, an Isle of Man corporation, Gerald Harrison, Dormera Limited, an Isle of Man corporation, George Purdie, Balmedie Limited, an Isle of Man corporation, Neil Campbell, Larlane Limited, an Isle of Man corporation, and David Burns (hereinafter collectively called the "Shareholders" and individually called a "Shareholder").

                                   RECITALS:

1. The Shareholders and the Company have entered into that certain Shareholders Agreement dated as of July 3, 1996, as amended by that certain Waiver and Amendment to Shareholders Agreement dated as of November 15, 1996 (the "Shareholders Agreement").

2. The Shareholders and the Company desire to terminate the Shareholders Agreement without further liability or obligation among the parties.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the premises in the mutual covenants and agreements contained therein, the parties hereto do hereby agree as follows:

         1. The Shareholders Agreement is hereby terminated effective as of the Effective Date.

         2. Effective as of the Effective Date, each party hereto does hereby release and forever discharge each other party hereto from any and all liabilities or obligations such party may have under or in connection with the Shareholders Agreement.

         3. From and after the Effective Date, upon surrender to the Company by any Shareholder of a stock certificate representing shares of stock owned in the Company by such Shareholder, the Company will issue a replacement stock certificate for such shares which deletes the reference to the Shareholders Agreement.

         4. This Agreement constitutes the final and complete agreement among the parties hereto with respect to the subject matter hereof, and supersedes any prior agreements, whether oral or written, among the parties with respect to the subject matter hereof. This Agreement shall be governed by the laws of the State of Texas, without giving effect to any conflict of law rules or provisions.

         IN WITNESS WHEREOF, the parties have executed this Agreement, which may be executed in multiple counterparts, through their duly authorized representatives.


                                  ENERGY RESEARCH INTERNATIONAL


                                  By:
                                      ---------------------------------------
                                          Name:
                                                -----------------------------
                                          Title:
                                                 ----------------------------


                                  EAGLE GEOPHYSICAL, INC.


                                  By:
                                      ---------------------------------------
                                          Name:
                                                -----------------------------
                                          Title:
                                                 ----------------------------


                                  OLIVEIRA LIMITED


                                  By:
                                      ---------------------------------------
                                          Name:
                                                -----------------------------
                                          Title:
                                                 ----------------------------



                                  -------------------------------------------
                                  GERALD HARRISON


                                  DORMERA LIMITED


                                  By:
                                      ---------------------------------------
                                          Name:
                                                -----------------------------
                                          Title:
                                                 ----------------------------



                                  -------------------------------------------
                                  GEORGE PURDIE

                                  BALMEDIE LIMITED


                                  By:
                                      ---------------------------------------
                                          Name:
                                                -----------------------------
                                          Title:
                                                 ----------------------------




                                  -------------------------------------------
                                  NEIL CAMPBELL


                                  LARLANE LIMITED


                                  By:
                                      ---------------------------------------
                                          Name:
                                                -----------------------------
                                          Title:
                                                 ----------------------------



                                  -------------------------------------------
                                  DAVID BURNS

                                   EXHIBIT 6

                          OPINION OF COUNSEL TO BUYER

1. Eagle Geophysical, Inc. ("Eagle") is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Eagle has all necessary corporate power and authority to own and lease the assets it currently owns and leases and to carry on its business as such business is currently conducted.

2. Eagle has the corporate power and authority to execute, deliver and perform the obligations under the Stock Purchase Agreement and all Related Agreements.

3. The Stock Purchase Agreement and the Related Agreements have been duly authorized by all necessary corporate action of Eagle and have been duly executed and delivered by Eagle.

4. The Stock Purchase Agreement and the Related Agreements are enforceable against Eagle.

5. The execution and delivery by Eagle of the Stock Purchase Agreement and the Related Agreements, and the performance by Eagle of the agreements contained therein, will not (i) violate Eagle's Constituent Documents, (ii) violate applicable provisions of statutory law or regulation applicable to Eagle, (iii) result in any violation or breach of, or constitute a default under, any existing obligation of Eagle under any note, bond, mortgage, loan agreement, indenture or any other agreement evidencing borrowed money of which we are aware and to which Eagle is a party or by which Eagle is bound or to which any of its assets is subject, which conflict, breach, violation or default could reasonably be expected to have a material adverse effect on Eagle and its subsidiaries taken as a whole (other than conflicts, breaches, violations or defaults that have been waived by the other party thereto or conflicts, breaches, violations or defaults under agreements governing or otherwise relating to indebtedness of Eagle or its subsidiaries that Eagle has represented will be repaid at or promptly after the Closing from the proceeds of the Public Offering), or (iv) violate any order, writ, injunction or decree of any public body applicable to Eagle of which we are aware, except where such breach, default or violation would not have a material adverse effect on Eagle.

6. To our knowledge, no consent, approval, waiver, order, authorization of, or registration, declaration of filing with, any Governmental Entity is required to be obtained or made in connection with the delivery of the Stock Purchase Agreement or any Related Agreement by Eagle or the consummation by Eagle of the transactions contemplated thereby, except where the failure to make any such filing or obtain such consent, authorization or approval would not have a material adverse effect on Eagle.

7. The Buyer Stock has been duly authorized for issuance and, if and when delivered by Eagle to Sellers in accordance with the provisions of the Stock Purchase Agreement, will be validly issued, fully paid and nonassessable. The issuance of the Buyer Stock under the Stock Purchase Agreement is not subject to any preemptive or similar rights.

                                   EXHIBIT 7

                  OPINION OF UNITED STATES COUNSEL TO SELLERS


1. Eagle Geophysical Offshore, Inc., a Texas corporation (f/k/a Horizon Seismic, Inc.) ("EGO"), is a corporation duly incorporated, legally existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as currently conducted.

2. Exploration Holdings Limited is the record, and to our knowledge the beneficial, owner of all of the outstanding shares of capital stock of EGO. All of the issued and outstanding shares of EGO have been duly authorized and validly issued, and are fully paid and nonassessable, and have not been issued in violation of any preemptive rights.

3. The Transaction Documents have been duly executed and delivered by each Seller and each Guarantor, to the extent that each is a party thereto.

4. The Transaction Documents constitute legal, valid and binding obligations of each Seller and each Guarantor, to the extent that each is a party thereto, enforceable against each Seller and each Guarantor to the extent that each is a party thereto in accordance with their respective terms except to the extent the enforceability may be limited by laws and judicial decisions relating to bankruptcy, insolvency, fraudulent transfer, preferential conveyance, rearrangement, moratorium, reorganization, liquidation and conservatorship and other laws and judicial decisions affecting the enforcement of creditors' rights or the collection of debtors' obligations generally, or by general principles of equity and standards of commercial reasonableness (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except as rights to indemnity thereunder may be limited by federal or state securities laws or principles of public policy.

5. The execution, delivery and performance by Sellers and Guarantors of the Transaction Documents (to the extent that each is a party thereto)
         (a) does not and will not breach or constitute a default under any provision of (i) applicable Texas or federal law, or (ii) to the best of our knowledge, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument for the repayment of borrowed money to which ERI or its subsidiaries are a party or by which they or their properties may be presently bound or encumbered, which breach or default could reasonably be expected to have a material adverse effect on ERI and its subsidiaries taken as a whole (other than breaches or defaults that have been waived by the other party thereto or breaches or defaults under agreements governing or otherwise relating to indebtedness of ERI or its subsidiaries that Buyer has represented will be repaid at or promptly after the Closing from the proceeds of the Public Offering).

6. No consents, approvals, orders or authorizations of and no registrations or filings with any U.S. governmental or regulatory authority or body on the part of the Sellers or the Guarantors is required in connection with the execution, delivery and performance of the Transaction Documents to which they are a party.

7. Except as set forth in Schedule __ to the Stock Purchase Agreement, the best of our knowledge, there is no litigation and there are no arbitration proceedings or governmental proceedings, suits or investigations pending, instituted or overtly threatened against any Seller, any Guarantor, ERI or its subsidiaries and relating to the Business that could reasonably be expected to have a material adverse effect on the Business taken as a whole.

8. The submission by each Seller and each Guarantor in connection with the Transaction Documents to the jurisdiction of federal or state courts sitting in the State of Texas and the appointment by each Seller and each Guarantor of the agent for service of process as set forth in the Transaction Documents should be valid and binding on each Seller and each Guarantor.

                                   EXHIBIT 7

                   OPINION OF ISLE OF MAN COUNSEL TO SELLERS


1. Each of Balmedie Limited, Dormera Limited, Oliveira Limited and Larlane Limited (the "Companies") was incorporated in the Isle of Man on 9th July, 1993 for an indefinite period as a company limited by guarantee and not having a share capital and is a separate legal entity which is subject to suit in its own name;

2. Each of the Companies has the necessary power and authority and all necessary corporate and other action has been taken to enable them to execute and deliver the Documents and to perform their obligations thereunder and the implementation by the Companies of the foregoing will not cause:

         (a) any limit on the Companies or (as the case may be) their directors (whether imposed by the documents constituting the Companies or (as the case may be) statute or regulation, or by agreement or otherwise) to be exceeded;

         (b)     any law or order to be contravened;

3.       (a)     Balmedie Limited's authorized capital consists of _______
                 shares of _____________, of which all shares are issued. The company registers show and to our knowledge, the beneficial owner of the shares at the date thereof is set out in the schedule attached hereto.

         (b) Dormera Limited's authorized capital consists of _______ shares of _____________, of which all shares are issued. The company registers show and to our knowledge, the beneficial owner of the shares at the date thereof is set out in the schedule attached hereto.

         (c) Oliveira Limited's authorized capital consists of _______ shares of _____________, of which all shares are issued. The company registers show and to our knowledge, the beneficial owner of the shares at the date thereof is set out in the schedule attached hereto.

         (d) Larlane Limited's authorized capital consists of _______ shares of _____________, of which all shares are issued. The company registers show and to our knowledge, the beneficial owner of the shares at the date thereof is set out in the schedule attached hereto.

4. No consents, licenses, approvals and registrations are necessary or desirable to be obtained from governmental or other regulatory authorities in the Isle of Man to enable the Companies to enter into and perform the transactions contemplated by the Documents;

5. It is not necessary or desirable to ensure the priority, validity and enforceability of the obligations of the Companies under the Documents that the Documents be filed, registered, recorded or notarized in any public office or elsewhere or that any other instrument relating thereto be signed, delivered, filed, registered or recorded, that any tax or duty be paid or that any other action whatsoever be taken;

6. Except as set forth in Schedule __ to the Stock Purchase Agreement to the best of our knowledge, information and belief, after making such searches of public registers in the Isle of Man as we deemed appropriate the Companies are not in breach of any applicable law in the Isle of Man and no litigation, arbitration or administrative proceedings are present, current or pending in the Isle of Man, and no steps have been, or are being taken to appoint a receiver or liquidator over, or to wind up, the Companies;

7. The documents have been properly executed by the Companies and the obligations on the part of the Companies contained therein are valid and legally binding on and enforceable against the Companies under the laws of the Isle of Man;

8. The obligations of the Companies under the Documents rank at least equally and rateably (pari passu) in point of priority and security with all other unsecured non preferential obligations of the Companies;

9. The choice of the law of the State of Texas to govern the Documents will be upheld as a valid choice of law in any action in the Isle of Man courts;

10. The submission by each of the Companies in the Documents to the jurisdiction of federal or state courts sitting in the State of Texas and the appointment by each of the Companies of any agent for service of process in the Stock Purchase Agreement should be valid and binding on each of the Companies; and

11. A judgment of a federal or state court sitting in the State of Texas would be recognized and capable of enforcement in the Isle of Man by common law action upon the judgment.

                                   EXHIBIT 7

                  OPINION OF CAYMAN ISLANDS COUNSEL TO SELLERS

1. Energy Research International (the "Company") is a company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has full power and legal right to execute and deliver the Documents to be executed by it and to perform the provisions of the Documents to be performed on its part.

2. The Company's authorized capital consists of US$900,000 divided into 900,000,000 Ordinary Shares of US$0.001 each of which 61,728 Ordinary Shares are issued (the "Outstanding Shares"). All of the Outstanding Shares have been duly authorized and validly issued as fully paid and non-assessable and have not been issued in violation of any pre-emptive rights contained in the Memorandum and Articles of Association of the Company. The registered owners of the Outstanding Shares are recorded in the Register of Members of the Company, a copy of which is attached as Exhibit A.

3. The execution, delivery and performance of the Documents by the Sellers and the Guarantors, the consummation of the transactions contemplated thereby and the compliance by the Sellers and the Guarantors with the terms and provisions thereof do not:

         (i) contravene any law or regulation of the Cayman Islands applicable to the Sellers, the Guarantors or the Company; or

         (ii) contravene the Memorandum and Articles of Association of the Company.

4. Neither the execution, delivery or performance of any of the Documents to which any of the Sellers and the Guarantors is party nor the consummation or performance of any of the transactions contemplated thereby by the Sellers and the Guarantors requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of any Cayman Islands governmental or judicial authority or agency.

5. The law chosen by each of the Documents to govern its interpretation would be upheld as a valid choice of law in any action on that document in the courts of the Cayman Islands.

6. There are no stamp duties, income taxes, withholdings, levies, registration taxes, or other duties or similar taxes or charges now imposed, or which under the present laws of the Cayman Islands could in the future become imposed, in connection with the enforcement or admissibility in evidence of the Documents or on any payment to be made by any person pursuant to the Documents.

7. None of the parties to the Documents is or will be deemed to be resident, domiciled or carrying on business in the Cayman Islands by reason only of the execution, delivery, performance or enforcement of the Documents to which any of them is party.

8. A judgment obtained in a foreign court will be enforced in the courts of the Cayman Islands without any re- examination of the merits.

9. A judgment of a court in the Cayman Islands may be expressed in a currency other than Cayman Islands dollars.

                                   EXHIBIT 7

                  OPINION OF UNITED KINGDOM COUNSEL TO SELLERS


1. Exploration Holdings Limited ("EHL") and Horizon Exploration Limited ("HEL") have been duly incorporated and are validly existing as companies of good standing under the laws of England and have the necessary power and authority to own, lease and operate their properties and carry on their business as it is now conducted.

2.       (a)     EHL's authorized capital consists of 1,000 ordinary shares of
                 L.1.00 each, of which all shares are issued. The company registers show and to our knowledge, the beneficial owners of the shares at the date thereof are set out in the First
                 Schedule hereto. All shares have been duly authorized and validly issued and are fully paid and non-assessable and have not been issued in violation of any pre-emptive rights.

         (b) HEL's authorized capital consists of 2,500,000 ordinary shares of L.1.00 each, of which all shares are issued. The company registers show and to our knowledge, the beneficial owners of the shares at the date hereof are set out in the First Schedule hereto. All shares have been duly authorized and validly issued and are fully paid and non-assessable and have not been issued in violation of any pre-emptive rights.

3. EHL and HEL have the necessary power and authority to execute, deliver and perform the obligations under the agreements to which they are parties.

4. The agreements to which they are parties have or will be duly authorized by the Directors of EHL and HEL.

5. The agreements to which they are parties have or will be duly and validly executed and delivered.

6. The agreements to which they are parties do or will create legal, valid and binding obligations of EHL and HEL enforceable against them in accordance with their terms, except that such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar facts or laws now or hereafter in effect relating to creditors' rights or remedies generally and subject to general legal and equitable principles regardless of whether enforcement is sought in a proceeding at law or in equity.

7. The execution and delivery of the agreements to which they are parties by EHL and HEL do not, and the completion by them of the transactions contemplated by the agreements to which they are parties will not, (i) breach any provision of their respective Memorandum and Articles of Association, (ii) breach applicable provisions of statutory law or regulation, or (iii) constitute or result in a breach, or a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument advised to us to which EHL and HEL are a party or by which they or their properties are bound, which breach or default could reasonably be expected to have a material adverse effect on EHL or HEL (other than breaches or defaults that have been waived by the other party thereto or conflicts, breaches, violations or defaults under agreements governing or otherwise relating to indebtedness of EHL or HEL that Buyer has represented will be repaid at or promptly after the Closing from the proceeds of the Public Offering).

8. All consents and approvals on the part of EHL and HEL required as of the date of this opinion in connection with the execution, delivery and performance of the agreements to which they are parties have been obtained and are in effect.

9. Except as may be set forth in Schedule __ to the Stock Purchase Agreement, to the best of our knowledge, there is no litigation and there are no arbitration proceedings or governmental proceedings, suits or investigations pending, instituted or overtly threatened against EHL and HEL and relating to their Businesses that could reasonably be expected to have a material adverse effect on their Businesses taken as a whole.